EXHIBIT 11

                            U.S.B. HOLDING CO., INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

           For the Three Years Ended December 31, 2000, 1999, and 1998

--------------------------------------------------------------------------------------------
                                                            (000's, except share amount)
                                                          2000         1999         1998
--------------------------------------------------------------------------------------------
Numerator:

    Net Income                                       $    19,612   $    16,685   $    12,009

    Less preferred stock dividends                            11            11            45
--------------------------------------------------------------------------------------------
    Numerator for basic and diluted earnings
        per common share - net income available to
        common stockholders                          $    19,601   $    16,674   $    11,964
============================================================================================
Denominator:

    Denominator for basic earnings per
        common share -  weighted average shares       16,541,009    16,673,717    16,268,453

    Effects of dilutive securities:

        Director and employee stock options              510,603       678,008     1,098,326

        Restricted stock not vested                        1,967         2,901        10,969
--------------------------------------------------------------------------------------------
Denominator for diluted earnings per common
     share - adjusted weighted average shares         17,053,579    17,354,626    17,377,748
============================================================================================
Basic earnings per common share                      $      1.18   $      1.00   $      0.74

Diluted earnings per common share                    $      1.15   $      0.96   $      0.69
============================================================================================

Consolidated Statements of Condition
December 31, 2000 and 1999
U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------

                                                                             (000's, except share data)
ASSETS                                                                             2000           1999
------------------------------------------------------------------------------------------------------
Cash and due from banks                                                     $    37,691    $    40,111
Federal funds sold                                                               37,200         28,200
------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                        74,891         68,311
Interest bearing deposits in other banks                                             21            543
Securities:
     Available for sale (at estimated fair value)                               426,909        398,939
     Held to maturity (estimated fair value of $225,088 in 2000
       and $181,458 in 1999)                                                    225,590        187,411
Loans, net of allowance for loan losses of $11,338 in 2000
     and $10,687 in 1999                                                      1,075,443        916,816
Premises and equipment, net                                                      11,999         10,624
Accrued interest receivable                                                      14,042         10,194
Other real estate owned (OREO)                                                       34             34
Federal Home Loan Bank of New York stock                                         34,139         34,139
Other assets                                                                     23,197         19,360
------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                $ 1,886,265    $ 1,646,371
======================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------
Liabilities:
Non-interest bearing deposits                                               $   189,417    $   169,361
Interest bearing deposits                                                     1,300,070        972,388
------------------------------------------------------------------------------------------------------
Total deposits                                                                1,489,487      1,141,749
Accrued interest payable                                                          7,710          6,166
Dividend payable                                                                  1,327          1,132
Accrued expenses and other liabilities                                            6,488          7,003
Securities sold under agreements to repurchase                                  225,514        285,780
Federal Home Loan Bank of New York advances                                      17,730         87,995
------------------------------------------------------------------------------------------------------
Total                                                                         1,748,256      1,529,825
------------------------------------------------------------------------------------------------------
Corporation-Obligated mandatory redeemable capital securities
     of subsidiary trust                                                         20,000         20,000
Minority-interest junior preferred stock of consolidated subsidiary                 132            135
Commitments and contingencies (Notes 7, 12 and 17)
Stockholders' equity:
Preferred stock, no par value
     Authorized shares: 100,000; no shares outstanding                               --             --
Common stock, $0.01 par value
     Authorized shares: 50,000,000
     Issued shares: 17,464,455 in 2000 and 16,383,980 in 1999                       175            164
Additional paid-in capital                                                      111,942         98,926
Retained earnings                                                                17,116         13,875
Treasury stock at cost, 873,344 shares in 2000 and 499,707 shares in 1999       (11,158)        (6,464)
Common stock held for benefit plans                                              (1,431)        (1,490)
Deferred compensation obligation                                                    856            748
Accumulated other comprehensive income (loss)                                       377         (9,348)
------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                      117,877         96,411
------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 1,886,265    $ 1,646,371
======================================================================================================

See notes to consolidated financial statements.

Consolidated Statements of Income
For the Years Ended December 31, 2000, 1999 and 1998
U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------

                                                                      (000's, except share data)
                                                                   2000           1999            1998
------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans                                 $     87,827   $     68,641    $     58,735
Interest on federal funds sold                                    2,045          1,277           1,595
Interest and dividends on securities:
      U.S. Treasury and government agencies                      14,430          8,567           6,383
      Mortgage-backed securities                                 25,532         23,599          19,448
      Obligations of states and political subdivisions            3,077          2,996           3,157
      Corporate securities and other                                 34             63              58
Interest on deposits in other banks                                  10             34              68
Dividends on Federal Home Loan Bank of New York stock             2,365          1,640           1,098
------------------------------------------------------------------------------------------------------
Total interest income                                           135,320        106,817          90,542
------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest on deposits                                             56,890         36,813          38,180
Interest on borrowings                                           16,830         15,203           7,282
Interest on Corporation - Obligated mandatory redeemable
      capital securities of subsidiary trust                      1,952          1,952           1,952
------------------------------------------------------------------------------------------------------
Total interest expense                                           75,672         53,968          47,414
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                              59,648         52,849          43,128
Provision for loan losses                                         3,125          2,285           1,239
------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses              56,523         50,564          41,889
------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
Service charges and fees                                          3,481          3,340           2,756
Other income                                                      1,505          1,366           1,276
Gain on securities transactions - net                               135            588           1,382
------------------------------------------------------------------------------------------------------
Total non-interest income                                         5,121          5,294           5,414
------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES:
Salaries and employee benefits                                   18,847         16,918          15,593
Occupancy and equipment expense                                   5,670          5,402           4,838
Advertising and business development                              1,812          1,619           1,243
Professional fees                                                   752            960           1,440
Communications                                                      995            832             814
Stationery and printing                                             744            635             609
FDIC insurance                                                      255            186             166
OREO expense (income) - net                                          11            (72)            (82)
Other expenses                                                    2,678          2,793           2,911
Merger related expenses                                              --             --           4,390
------------------------------------------------------------------------------------------------------
Total non-interest expenses                                      31,764         29,273          31,922
------------------------------------------------------------------------------------------------------
Income before income taxes                                       29,880         26,585          15,381
Provision for income taxes                                       10,268          9,900           3,372
------------------------------------------------------------------------------------------------------
NET INCOME                                                 $     19,612   $     16,685    $     12,009
======================================================================================================
BASIC EARNINGS PER COMMON SHARE                            $       1.18   $       1.00    $       0.74
======================================================================================================
DILUTED EARNINGS PER COMMON SHARE                          $       1.15   $       0.96    $       0.69
======================================================================================================
WEIGHTED AVERAGE COMMON SHARES                               16,541,009     16,673,717      16,268,453
======================================================================================================
ADJUSTED WEIGHTED AVERAGE COMMON SHARES                      17,053,579     17,354,626      17,377,748
======================================================================================================

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2000, 1999 and 1998
U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------

                                                                                                        (000's)
                                                                                             2000         1999         1998
---------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
Net income                                                                              $  19,612    $  16,685    $  12,009
Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for loan losses                                                              3,125        2,285        1,239
     Depreciation and amortization                                                          2,029        1,931        1,747
     Amortization/accretion of premiums (discounts) on securities - net                       943        1,296          754
     Merger expenses (paid) accrued not paid                                                   --       (1,386)       1,830
     Deferred income tax benefit, net                                                        (794)      (1,059)      (1,589)
     Gain on securities transactions - net                                                   (135)        (588)      (1,327)
     Tappan Zee Financial, Inc. fiscal year conversion                                         --           --         (334)
     Noncash benefit plan expense                                                             266          365          510
Origination of loans held for sale                                                             --         (481)      (3,289)
Proceeds from sales of loans                                                                  352           --           --
(Increase) decrease in accrued interest receivable                                         (3,848)      (3,033)         873
Increase in accrued interest payable                                                        1,544        1,637          864
Other - net                                                                                (3,303)       3,322       (1,925)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                  19,791       20,974       11,362
---------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
Proceeds from sales of securities available for sale                                       32,269       41,428       94,443
Proceeds from principal paydowns, redemptions and maturities of:
     Securities available for sale                                                         38,246       90,300      118,078
     Securities held to maturity                                                           11,548       17,637       77,246
Purchases of securities available for sale                                                (82,514)    (171,370)    (283,214)
Purchases of securities held to maturity                                                  (49,784)    (138,048)     (12,161)
Purchases of Federal Home Loan Bank of New York stock                                          --      (16,290)      (3,183)
Net proceeds from La Jolla Bank branch acquisition (net liabilities assumed $108,553)     101,176           --           --
Net decrease in interest bearing deposits in other banks                                      522        1,334          524
Loans originated, net of principal collections and charge-offs                           (162,020)    (196,316)    (106,937)
Purchases of premises and equipment - net                                                  (3,168)      (1,334)      (2,063)
Proceeds from sales of OREO                                                                    --          641        1,884
---------------------------------------------------------------------------------------------------------------------------
Net cash used for investing activities                                                   (113,725)    (372,018)    (115,383)
---------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
Net increase in non-interest bearing deposits, NOW, money market
     and savings accounts                                                                  68,526       56,875      106,511
Increase (decrease) in time deposits, net of withdrawals and maturities                   170,659      126,234      (50,659)
Net (decrease) increase in securities sold under agreements to repurchase
     - short-term                                                                        (110,486)     110,000      (33,863)
Net (decrease) increase in Federal Home Loan Bank of New York advances
     - short-term                                                                         (66,355)      66,355      (35,000)
Proceeds from securities sold under agreements to repurchase - long-term                  100,000       50,000      125,000
Repayment of securities sold under agreements to repurchase - long-term                   (49,780)     (40,000)          --
Proceeds from Federal Home Loan Bank of New York advances - long-term                          --           --       21,935
Repayment of Federal Home Loan Bank of New York advances - long-term                       (3,910)     (12,695)     (11,760)
(Redemption) proceeds from sale of junior preferred stock of consolidated
     subsidiary, net                                                                           (3)         135         (137)
Cash dividends paid                                                                        (5,089)      (4,323)      (3,492)
Proceeds from exercise of common stock options and related tax benefit                      1,646        1,855        3,598
Proceeds from sale of treasury stock                                                           --           --            1
Purchases of treasury stock                                                                (4,694)      (4,241)      (1,358)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                 100,514      350,195      120,776
---------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            6,580         (849)      16,755
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                               68,311       69,160       52,405
---------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                  $  74,891    $  68,311    $  69,160
===========================================================================================================================
Supplemental Disclosures:
---------------------------------------------------------------------------------------------------------------------------
Interest paid                                                                           $  74,128    $  52,331    $  46,550
---------------------------------------------------------------------------------------------------------------------------
Income tax payments                                                                        12,253        8,582        4,814
---------------------------------------------------------------------------------------------------------------------------
Transfer of assets to OREO - net                                                               --          175          240
---------------------------------------------------------------------------------------------------------------------------
Transfer of securities held to maturity to securities available for sale                       --           --       39,462
---------------------------------------------------------------------------------------------------------------------------
Transfer of loans held for sale to loans held to maturity at lower of cost or
     fair value                                                                                --        3,764          340
---------------------------------------------------------------------------------------------------------------------------
Change in shares held in trust for deferred compensation                                     (108)         (73)         766
---------------------------------------------------------------------------------------------------------------------------
Change in deferred compensation obligation                                                    108           73         (766)
---------------------------------------------------------------------------------------------------------------------------
Change in accumulated other comprehensive income (loss)                                     9,725      (11,369)         633
===========================================================================================================================

See notes to consolidated financial statements.

Consolidated Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 2000, 1999 and 1998
U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------

                                                                        (000's except share data)
-------------------------------------------------------------------------------------------------------------------------
                                                       Common         Common
                                                        Stock          Stock     Additional
                                                       Shares            Par        Paid-in      Retained       Treasury
                                                  Outstanding          Value        Capital      Earnings          Stock
-------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1998                         14,085,191    $    71,067    $     4,975   $    10,619    $      (866)
Net income                                                 --             --             --        12,009             --
Other comprehensive income:
   Net unrealized securities gains
      arising during the year, net of
      taxes of $515                                        --             --             --            --             --
   Reclassification adjustment of net gain
      for securities sold, net of taxes of $427            --             --             --            --             --
   Net unrealized gain as a result of
      reclassification of Tappan Zee
      Financial, Inc. securities from held
      to maturity to available for sale,
      net of taxes of $337                                 --             --             --            --             --

   Other comprehensive income                              --             --             --            --             --

Total comprehensive income                                 --             --             --            --             --
Cash dividends:
   Common ($0.21 per share)                                --             --             --        (3,447)            --
   Junior preferred stock                                  --             --             --           (45)            --
Common stock options exercised and
   related  tax benefit                               511,976            155          3,443            --             --
Ten percent common stock dividend                   1,439,886             14         17,269       (17,289)            --
Reduction of par value of common stock from
   $5.00 per share to $0.01 per share                      --        (71,074)        71,074            --             --
Sale of treasury stock                                    100             --             --            --              1
Purchases of treasury stock                           (73,606)            --             --            --         (1,358)
Amortization of RRP awards and
   related tax benefit                                     --             --             69            --             --
ESOP shares committed to be released                       --             --             89            --             --
Deferred compensation                                      --             --             --            --             --
Adjustment for pooling of company with
   different fiscal year end                               --             --             --          (334)            --
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                       15,963,547            162         96,919         1,513         (2,223)
Net income                                                 --             --             --        16,685             --
Other comprehensive loss:
   Net unrealized securities loss
      arising during the year, net of
      taxes of $7,967                                      --             --             --            --             --
   Reclassification adjustment of net gain
      for securities sold, net of taxes of $214            --             --             --            --             --

   Other comprehensive loss                                --             --             --            --             --

Total comprehensive income                                 --             --             --            --             --
Cash dividends:
   Common ($0.26 per share)                                --             --             --        (4,312)            --
   Junior preferred stock                                  --             --             --           (11)            --
Common stock options exercised and
   related tax benefit                                218,805              2          1,853            --             --
Purchases of treasury stock                          (298,079)            --             --            --         (4,241)
Amortization of RRP awards and related
   tax benefit                                             --             --             --            --             --
ESOP shares committed to be released                       --             --            154            --             --
Deferred compensation                                      --             --             --            --             --
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                       15,884,273            164         98,926        13,875         (6,464)
Net income                                                 --             --             --        19,612             --
Other comprehensive income:
   Net unrealized securities gain
      arising during the year, net of
      taxes of $7,091                                      --             --             --            --             --
   Reclassification adjustment of net gain
      for securities sold, net of taxes of $94             --             --             --            --             --

   Other comprehensive income                              --             --             --            --             --

Total comprehensive income                                 --             --             --            --             --
Cash dividends:
   Common ($0.31 per share)                                --             --             --        (5,071)            --
   Junior preferred stock                                  --             --             --           (11)            --
Five percent common stock dividend                    819,975              8         11,274       (11,289)
Common stock options exercised and
   related tax benefit                                260,500              3          1,643            --             --
Purchases of treasury stock                          (373,637)            --             --            --         (4,694)
Amortization of RRP awards                                 --             --             --            --             --
ESOP shares committed to be released                       --             --             99            --             --
Deferred compensation                                      --             --             --            --             --
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000                       16,591,111    $       175    $   111,942   $    17,116    $   (11,158)
=========================================================================================================================

                                                                           (000's except share data)
--------------------------------------------------------------------------------------------------------------------
                                                           Common
                                                            Stock                     Accumulated
                                                         Held for        Deferred            Other             Total
                                                          Benefit    Compensation    Comprehensive     Stockholders'
                                                            Plans      Obligation    Income (Loss)            Equity
--------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1998                           $    (2,746)     $     1,441      $     1,388       $    85,878
Net income                                                    --               --               --            12,009
Other comprehensive income:
   Net unrealized securities gains
      arising during the year, net of
      taxes of $515                                           --               --              741               741

   Reclassification adjustment of net gain
      for securities sold, net of taxes of $427               --               --             (614)             (614)
   Net unrealized gain as a result of
      reclassification of Tappan Zee
      Financial, Inc. securities from held
      to maturity to available for sale,
      net of taxes of $337                                    --               --              506               506
                                                                                       -----------       -----------
   Other comprehensive income                                 --               --              633               633
                                                                                                         -----------
Total comprehensive income                                    --               --               --            12,642
Cash dividends:
   Common ($0.21 per share)                                   --               --               --            (3,447)
   Junior preferred stock                                     --               --               --               (45)
Common stock options exercised and
   related  tax benefit                                       --               --               --             3,598
Ten percent common stock dividend                             --               --               --                (6)
Reduction of par value of common stock from
   $5.00 per share to $0.01 per share                         --               --               --                --
Sale of treasury stock                                        --               --               --                 1
Purchases of treasury stock                                   --               --               --            (1,358)
Amortization of RRP awards and
   related tax benefit                                       243               --               --               312
ESOP shares committed to be released                         109               --               --               198
Deferred compensation                                        766             (766)              --                --
Adjustment for pooling of company with
   different fiscal year end                                  --               --               --              (334)
--------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                              (1,628)             675            2,021            97,439
Net income                                                    --               --               --            16,685
Other comprehensive loss:
   Net unrealized securities loss
      arising during the year, net of
      taxes of $7,967                                         --               --          (11,072)          (11,072)
   Reclassification adjustment of net gain
      for securities sold, net of taxes of $214               --               --             (297)             (297)
                                                                                       -----------       -----------
   Other comprehensive loss                                   --               --          (11,369)          (11,369)
                                                                                                         -----------
Total comprehensive income                                    --               --               --             5,316
Cash dividends:
   Common ($0.26 per share)                                   --               --               --            (4,312)
   Junior preferred stock                                     --               --               --               (11)
Common stock options exercised and
   related tax benefit                                        --               --               --             1,855
Purchases of treasury stock                                   --               --               --            (4,241)
Amortization of RRP awards and related
   tax benefit                                                99               --               --                99
ESOP shares committed to be released                         112               --               --               266
Deferred compensation                                        (73)              73               --                --
--------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                              (1,490)             748           (9,348)           96,411
Net income                                                    --               --               --            19,612
Other comprehensive income:
   Net unrealized securities gain
      arising during the year, net of
      taxes of $7,091                                         --               --            9,855             9,855
   Reclassification adjustment of net gain
      for securities sold, net of taxes of $94                --               --             (130)             (130)
                                                                                       -----------       -----------
   Other comprehensive income                                 --               --            9,725             9,725
                                                                                                         -----------
Total comprehensive income                                    --               --               --            29,337
Cash dividends:
   Common ($0.31 per share)                                   --               --               --            (5,071)
   Junior preferred stock                                     --               --               --               (11)
Five percent common stock dividend                                                                                (7)
Common stock options exercised and
   related tax benefit                                        --               --               --             1,646
Purchases of treasury stock                                   --               --               --            (4,694)
Amortization of RRP awards                                    37               --               --                37
ESOP shares committed to be released                         130               --               --               229
Deferred compensation                                       (108)             108               --                --
--------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000                         $    (1,431)     $       856      $       377       $   117,877
====================================================================================================================

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------

Balance sheet information as of December 31, 1998, 1997 and 1996 and income statement information for the years ended December 31, 1997 and 1996 are not covered by the independent auditors' report included on page 53.

1. NATURE OF OPERATIONS

      U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation incorporated on July 6, 1982, is a bank holding company that provides financial services through its wholly-owned subsidiaries. The Company and its subsidiaries derive substantially all of their revenue and income from providing banking and related services primarily to customers in Rockland and Westchester Counties, New York, as well as Orange, Putnam and Dutchess Counties, New York, New York City, Long Island, Northern New Jersey and Southern Connecticut. The Company is a separate and distinct legal entity from its subsidiaries.

      Union State Bank (the "Bank"), the Company's wholly-owned banking subsidiary, is a New York State chartered full-service commercial bank that was established in 1969. The Bank offers a complete range of community banking services to individuals, municipalities, corporations, and small and medium-size businesses at 24 locations in Rockland and Westchester counties, and one location each in Stamford, Connecticut and New York City. These services include checking accounts, NOW accounts, money market accounts, savings accounts (passbook and statement), certificates of deposit, retirement accounts, commercial loans, personal loans, residential, construction, home equity (second mortgage) and condominium mortgage loans, consumer loans, credit cards, safe deposit facilities and other consumer oriented financial services. The Bank also makes available to its customers automated teller machines (ATMs) and lock-box services and has a remote (PC) banking system.

      Dutch Hill Realty Corp., which manages problem assets and real estate acquired in foreclosure by the Bank, and U.S.B. Financial Services, Inc., which sells mutual funds, annuities and life insurance products in conjunction with an agreement with a third party brokerage and insurance firm, are both wholly-owned subsidiaries of the Bank.

      TPNZ Preferred Funding Corporation ("TPNZ"), acquired on August 31, 1998 (see Note 2), is also a wholly-owned subsidiary of the Bank (formerly of Tarrytowns Savings Bank, FSB ("Tarrytowns") until its merger with and into the Bank on April 30, 1999). TPNZ manages certain mortgage-backed and other securities and mortgage loans previously owned by the Bank and Tarrytowns. TPNZ qualifies as a Real Estate Investment Trust for income tax purposes.

      Union State Capital Trust I (the "Trust") is a Delaware business trust established in 1997 for the purpose of issuing trust capital securities (see
Note 11).

      Ad Con, Inc., currently inactive, is a nonbank subsidiary of the Company.

2. ACQUISITION OF TAPPAN ZEE FINANCIAL, INC.

      On August 31, 1998, the Company completed its acquisition of Tappan Zee Financial, Inc. ("Tappan Zee"), the parent company of Tarrytowns and TPNZ, pursuant to a definitive agreement signed on March 6, 1998. As of August 31, 1998, Tappan Zee had approximately $140 million in assets. The transaction was structured as a tax-free exchange of common shares and has been accounted for as a pooling-of-interests. Accordingly, financial statements for periods prior to the transaction have been restated to reflect the Company and Tappan Zee on a combined basis as of the earliest period presented. Tappan Zee was merged into the Company, and Tarrytowns operated as a wholly-owned subsidiary of the Company until April 30, 1999 when Tarrytowns was merged with and into the Bank. TPNZ operated as a wholly-owned subsidiary of the Company until December 1998 when its ownership was transferred to Tarrytowns. TPNZ currently operates as a wholly-owned subsidiary of the Bank.

      Under the terms of the acquisition, each Tappan Zee stockholder received Company common stock that had a value of $19.05 per share (adjusted for the 10 percent stock dividend in December 1998 and 5 percent stock dividend in May
2000) for each share of Tappan Zee common stock. The exchange ratio, which was determined based on the average of the last reported sale prices for a share of Company stock for the 20 consecutive full trading days on the American Stock Exchange ended on the date (August 19, 1998) on which the last of the regulatory approvals required for consummation of the acquisition was obtained, was 1.12 Company shares for each Tappan Zee share (the "Exchange Ratio"). The total value of the transaction based on the average Company stock price as calculated for the purposes of determining the Exchange Ratio was approximately $32.5 million, which represented 1.47 times Tappan Zee's book value as of June 30, 1998.

      Prior to the acquisition, the Company and Tappan Zee had different fiscal periods for financial reporting purposes. The consolidated financial information as of and for the year ended December 31, 1997 and earlier, reflect U.S.B. Holding Co., Inc. and its wholly-owned subsidiaries, Union State Bank, Union State Capital Trust I and Ad Con, Inc., as of and for the year ended for the applicable calendar year end, combined with Tappan Zee's financial information as of and for the fiscal year ended for the subsequent March 31st. An adjustment of $334,000 was recorded to combined retained earnings to eliminate the duplication of recording Tappan Zee net income for the three month period ended March 31, 1998, that would otherwise have occurred as a result of preparing the consolidated financial information in this manner.

--------------------------------------------------------------------------------

      Merger related expenses of approximately $4.4 million ($3.3 million, net of tax) were recorded in 1998 as a result of the acquisition and consisted of: payments in connection with existing employment contracts - $0.8 million; expenses incurred in connection with acceleration of benefits under various employee and director benefit plans - $0.9 million; professional fees - $1.0 million; investment banking fees - $0.7 million; and other expenses -$1.0 million.

3. ACQUISITION OF LA JOLLA BANK BRANCHES

      On December 1, 2000, the Bank completed the acquisition of the Stamford, Connecticut, and Manhattan, New York City, branches of La Jolla Bank ("La Jolla"). The two branches acquired had approximately $108.6 million in deposits that were assumed by the Bank. The Bank paid a premium of $7.1 million for the deposits acquired, which was recorded as an intangible asset. The premium is being amortized on a straight-line basis over an eight year period, which is the estimated average life of the core deposits assumed in the transaction. The Bank also acquired premises and equipment for $0.2 million and certain other assets totaling $0.1 million, and leased the branch offices from a related party of La Jolla. La Jolla retained its loan portfolio and lending operations in the New York area. Upon completion of the transaction, both branches began operating as Union State Bank branches.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation: The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries, the Bank [including its wholly-owned subsidiaries: U.S.B. Realty Corp. ("Realty Corp.") through October 29, 1998, the date of its dissolution (see Note 19), Dutch Hill Realty Corp., U.S.B. Financial Services, Inc., and TPNZ (since April 30, 1999)], Tarrytowns through April 30, 1999, the date of its merger with and into the Bank (including its wholly-owned subsidiary, TPNZ, through that date), the Trust and Ad Con, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

      Basis of Financial Statement Presentation: The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("Generally Accepted Accounting Principles") and predominant practices used within the banking industry. In preparing such financial statements, management is required to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities as of the dates of the Consolidated Statements of Condition and the revenues and expenses for the periods reported. Actual results could differ significantly from those estimates.

      Estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and OREO, management obtains independent appraisals for significant properties.

      Securities: In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company's investment policies include a determination of the appropriate classification of securities at the time of purchase. Securities that may be sold as part of the Company's asset/liability or liquidity management, or in response to or in anticipation of changes in interest rates and resulting prepayment risk, or for similar factors, are classified as available for sale. Securities that the Company has the ability and positive intent to hold to maturity are classified as held to maturity and carried at amortized cost. Realized gains and losses on the sales of all securities, determined by using the specific identification method, are reported in earnings. Securities available for sale are shown in the Consolidated Statements of Condition at estimated fair value and the resulting net unrealized gains and losses, net of tax, are shown in accumulated other comprehensive income (loss).

      The decision to sell securities available for sale is based on management's assessment of changes in economic or financial market conditions, interest rate risk, and the Company's financial position and liquidity. Estimated fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments.

      The Company does not acquire securities for the purpose of engaging in trading activities.

      Interest Rate Contracts: The Company, from time to time, uses interest rate contracts such as forward rate agreements, interest rate swaps and caps, as hedges against specific assets or liabilities. Contracts accounted for as hedges must meet certain criteria including the following: the hedged item must expose the Company to interest rate risk; the interest rate contract must reduce that exposure; and must have a high correlation of change in fair value of the interest rate contract and change in fair value of the item hedged. For contracts designated as hedges, gains or losses are deferred and recognized as adjustments to interest income or expense of the underlying assets or liabilities over the life of the contract. Net payments on interest rate swaps designated as hedges are accounted for on the accrual basis. Gains or losses resulting from early terminations of contracts are deferred and amortized over the remaining term of the underlying assets or liabilities. If the contracts do not meet the criteria for hedge accounting, the contract is valued at its estimated fair value and any gain or loss is recorded in the Consolidated Statements of Income. Any fees received or

--------------------------------------------------------------------------------

disbursed, which represent adjustments to the yield on interest rate contracts, are capitalized and amortized over the term of the interest rate contracts.

      Transfers and Servicing of Financial Assets: The Company follows the provisions of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in determining accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and for distinguishing whether a transfer of financial assets in exchange for cash or other consideration should be accounted for as a sale or as a pledge of collateral in a secured borrowing.

      Loans: Loans are reported at the principal amount outstanding, net of unearned income and discounts, and the allowance for loan losses. Interest income on loans is recorded on an accrual basis unless an interest or principal payment is more than 90 days past due (with the exception of credit card loans for which the criteria is 180 days past due) or sooner if, in the opinion of management, there is a question as to the ability of the debtor to continue to make payments. At the time a loan is placed on nonaccrual status, interest accrued but not collected is reversed. Interest payments received while a loan is on nonaccrual status are either applied to reduce principal or, based on management's estimate of collectibility, recognized as income. Loans are returned to accrual status when factors indicating doubtful collectibility no longer exist.

      Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized as an adjustment of the loan portfolio yield over the estimated contractual life of the related loan type.

      Loans Held for Sale: Loans held for sale are carried at the lower of aggregate cost or estimated fair value, and are reported separately in the Consolidated Statements of Condition as "Loans held for sale." Gains and losses on sales of loans held for sale are included in other income in the Consolidated Statements of Income.

      Allowance for Loan Losses: The allowance for loan losses is increased by charges to income and decreased by charge-offs, net of recoveries of loans previously charged-off. Recoveries of real estate charge-offs that are incurred in connection with transfers to OREO, if any, generally reduce OREO expense (income) - net rather than being treated as a recovery of a charged-off loan. An evaluation of the quality of the loan portfolio is performed by management on a quarterly basis as an integral part of the loan review function, which includes: the identification of past due loans, non-performing loans, impaired loans and potential problem loans; assessment of the current economic environment and applicable industries represented in the loan portfolio; geographic and customer concentrations of the loan portfolio; and review of historical loss experience.

      Management believes that the allowance for loan losses appropriately reflects the risk elements inherent in the loan portfolio. In management's judgment, the allowance is considered adequate to absorb losses inherent in the loan portfolio. While management uses available information to recognize probable loan losses, future adjustments to the allowance may be necessary based on changes in economic conditions, particularly in the Company's primary service areas. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require adjustments to the allowance based on their judgments of information available to them at the time of their examination.

      In accordance with SFAS No. 114, "Accounting for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" (collectively, "SFAS No. 114"), a loan is recognized as impaired when it is probable that either principal and/or interest are not collectible in accordance with the terms of the loan agreement. Measurement of the impairment is based on the present value of expected cash flows discounted at the loan's effective rate, the loan's observable market price, or the estimated fair value of the collateral if the loan is collateral dependent. If the estimated fair value of the impaired loan is less than the related recorded amount, a specific valuation allowance is established or a write-down is charged against the allowance for loan losses if the impairment is considered to be permanent. Small homogenous loans such as residential mortgage, home equity, and installment loans are excluded from the provisions of SFAS No. 114.

      Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives (20 to 31 years for buildings and 3 to 10 years for furniture, fixtures and equipment) of the related assets. Amortization of leasehold improvements is computed on a straight-line basis over the term of the applicable lease or, if shorter, the estimated useful lives of the assets.

      Other Real Estate Owned ("OREO"): OREO includes properties acquired in satisfaction of loans. OREO properties are recorded at the lower of cost or estimated fair value, less estimated costs to sell. Losses arising at the time of acquisition of such properties are charged against the allowance for loan losses. Net costs of maintaining and operating foreclosed properties and any subsequent provisions for changes in valuation are charged or credited to operations when incurred. Gains and losses realized from the sale of OREO are included in OREO expense (income)-net. Sales of OREO financed

--------------------------------------------------------------------------------

by the Bank are required to meet the Bank's underwriting standards.

      Income Taxes: The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." This statement establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for deferred income taxes based on prevailing statutory tax rates. The Company and its subsidiaries (Tarrytowns from its date of acquisition through its merger with the Bank), with the exception of TPNZ, file a consolidated Federal income tax return and combined New York State, New York City and Connecticut State income tax returns. TPNZ files a separate Federal income tax return and a separate New York State income tax return.

      Accounting for Stock-Based Compensation: SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), establishes a fair value based method of accounting for stock-based compensation plans and encourages, but does not require, entities to adopt that method in place of the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the Company's stock. If the intrinsic value method of APB No. 25 is retained, SFAS No. 123 requires significantly expanded disclosure in complete financial statements, including disclosure of pro forma net income and earnings per common share as if the fair value based method were used to account for stock-based compensation. SFAS No. 123 also establishes fair value as the measurement basis for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company has elected to continue to measure compensation cost for employee stock compensation plans in accordance with the provisions of APB No. 25.

      Earnings per Common Share ("EPS"): The Company computes EPS based upon the provisions of SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 establishes standards for computing and presenting "Basic" and "Diluted" EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders (net income after preferred stock dividend requirements) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity, reduced by common stock that could be repurchased by the Company with the assumed proceeds of such exercise or conversion. Diluted EPS is based on net income available to common stockholders divided by the weighted average number of common shares outstanding and common equivalent shares ("adjusted weighted average shares"). Stock options granted but not yet exercised under the Company's stock option plans and restricted stock issued, but not yet vested, under the Company's recognition and retention stock plans are considered common stock equivalents for Diluted EPS calculations.

      Reporting Comprehensive Income: SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners.

      The Company's Statements of Comprehensive Income for the years ended December 31, 2000, 1999 and 1998 are presented as part of the Consolidated Statements of Changes in Stockholders' Equity.

      Revenue Recognition in Financial Statements: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. On June 26, 2000, the SEC issued SAB 101B to defer the effective date of implementation of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 31, 1999. The Company adopted SAB 101 on October 1, 2000, without any material impact to the consolidated financial statements.

      Consolidated Statements of Cash Flows: For purposes of presenting the Consolidated Statements of Cash Flows, cash equivalents include cash and due from banks and federal funds sold.

      The cash flow information for the year ended December 31, 1998 includes a Tappan Zee fiscal year conversion adjustment. This adjustment is necessary to eliminate the duplication of recording Tappan Zee income and expense components for the three month period ended March 31, 1998, as the December 31, 1997 Consolidated Statement of Condition contains Tappan Zee information as of March 31, 1998.

      Reclassifications: Certain reclassifications have been made to prior year accounts to conform to the current year's presentation.

--------------------------------------------------------------------------------

      Pending Accounting Pronouncements:

      Accounting for Derivative Instruments and Hedging Activities: In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended in June 1999 by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133" and SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (collectively, "SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that all derivatives be recognized in the statement of condition, either as assets or as liabilities, and be measured at fair value. This statement requires that changes in a derivative's fair value be recognized in current earnings unless specific hedge accounting criteria are met. Hedge accounting for qualifying hedges permits changes in fair value of derivatives to be either offset against the changes in fair value of the hedged item through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. An entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk.

The Company adopted SFAS No. 133 on January 1, 2001. The Company was not required to record a transition adjustment upon adoption of this statement because no derivative financial instruments were outstanding as of that date.

      Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities: In September 2000, the FASB issued SFAS No. 140, "Accounting for transfers and Servicing of Financial Assets and extinguishments of Liabilities," replacing SFAS No. 125. SFAS No. 140 provides consistent application of a financial-components approach that recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. SFAS No. 140 provides consistent guidelines for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers, servicing, or extinguishments occurring after March 31, 2001, except for certain provisions relating to the accounting and disclosure for secured borrowings and collateral for which the effective date was December 15, 2000. The adoption of the effective provisions of this statement did not result in any adjustment to or disclosure in the financial statements. Management does not believe the adoption of the remaining provisions will have a material impact on the Company's consolidated financial statements.

--------------------------------------------------------------------------------

5. SECURITIES

      A summary of the amortized cost, estimated fair value, and related gross unrealized gains and losses of securities at December 31, 2000 and 1999 is as follows:

----------------------------------------------------------------------------------------------------
                                                                          (000's)
                                                                     Gross        Gross    Estimated
                                                    Amortized   Unrealized   Unrealized         Fair
December 31, 2000                                        Cost        Gains       Losses        Value
----------------------------------------------------------------------------------------------------
Available for Sale:
U.S. government agencies                             $101,451     $  2,031     $    752     $102,730
Mortgage-backed securities                            322,712        1,097        1,845      321,964
Obligations of states and political subdivisions        1,535           55           --        1,590
Other                                                     564           75           14          625
----------------------------------------------------------------------------------------------------
Total securities available for sale                  $426,262     $  3,258     $  2,611     $426,909
====================================================================================================
Held to Maturity:
U.S. government agencies                             $120,743     $      9     $  1,273     $119,479
Mortgage-backed securities                             44,358           50        1,081       43,327
Obligations of states and political subdivisions       60,489        1,800            7       62,282
----------------------------------------------------------------------------------------------------
Total securities held to maturity                    $225,590     $  1,859     $  2,361     $225,088
====================================================================================================

----------------------------------------------------------------------------------------------------
                                                                          (000's)
                                                                     Gross        Gross    Estimated
                                                    Amortized   Unrealized   Unrealized         Fair
December 31, 1999                                        Cost        Gains       Losses        Value
----------------------------------------------------------------------------------------------------
Available for Sale:
U.S. Treasury and government agencies                $ 79,459     $     --     $  4,143     $ 75,316
Mortgage-backed securities                            333,202          331       12,299      321,234
Obligations of states and political subdivisions        1,539           21           --        1,560
Corporate securities                                       93           --           --           93
Other                                                     721           34           19          736
----------------------------------------------------------------------------------------------------
Total securities available for sale                  $415,014     $    386     $ 16,461     $398,939
====================================================================================================
Held to Maturity:
U.S. Treasury and government agencies                $ 85,750     $     --     $  5,784     $ 79,966
Mortgage-backed securities                             44,543          244        1,262       43,525
Obligations of states and political subdivisions       57,118          924           75       57,967
----------------------------------------------------------------------------------------------------
Total securities held to maturity                    $187,411     $  1,168     $  7,121     $181,458
====================================================================================================

      As a result of the acquisition of Tappan Zee and its wholly-owned subsidiaries, Tarrytowns and TPNZ, approximately $39.5 million of Tarrytowns' held to maturity securities were reclassified to available for sale in 1998. The reclassification was made pursuant to SFAS No. 115 to maintain the combined entities' interest rate risk profile. Classification of these and other securities as available for sale gives management the ability to react to changes in interest rates. As a result of this reclassification, available for sale securities were increased by the unrealized gain on the reclassified securities of $843,000, and accumulated other comprehensive income was increased by the unrealized gain, net of tax, of approximately $506,000.

      Upon adoption of SFAS No. 133 on January 1, 2001, the Company reclassified certain held to maturity securities with a carrying value and fair value of approximately $9.6 million to available for sale securities. There was no affect on accumulated other comprehensive income (loss) as a result of the reclassification.

      During the years ended December 31, 2000, 1999 and 1998, gross realized gains from sales of securities available for sale were $240,000, $613,000, and $1,396,000, respectively, and gross realized losses were $105,000, $25,000, and $14,000, respectively.

      The following tables present the amortized cost of securities at December 31, 2000, distributed based on contractual maturity or earlier call date for securities expected to be called, and unaudited weighted average yields computed on a tax equivalent basis. Actual maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or

--------------------------------------------------------------------------------

without call or prepayment penalties, and due to monthly principal payments and prepayments for mortgage-backed securities, which are distributed to a maturity category based on estimated average lives.

--------------------------------------------------------------------------------

Maturities of Securities Available for Sale

-------------------------------------------------------------------------------------------------------------
                                                               (000's, except percentages)
                                                                       After 1 But               After 5 But
                                                  Within                    Within                    Within
                                                  1 Year                   5 Years                  10 Years
-------------------------------------------------------------------------------------------------------------
                                           Amt.    Yield        Amt.         Yield        Amt.         Yield
-------------------------------------------------------------------------------------------------------------
U.S. government agencies              $     --        --%   $ 81,459          7.66%   $ 19,992          6.99%
Mortgage-backed securities                 933      6.32      97,155          6.58     214,887          6.68
Obligations of states and political
    subdivisions                            --        --         607          7.94         928          8.16
Other                                       --        --          --            --          --            --
-------------------------------------------------------------------------------------------------------------
Total securities available for sale   $    933      6.32%   $179,221          7.08%   $235,807          6.71%
-------------------------------------------------------------------------------------------------------------
Estimated fair value                  $    929              $180,285                  $235,214
=============================================================================================================

---------------------------------------------------------------------------------------
                                                  (000's, except percentages)
                                                    After 10
                                                       Years                     Total
---------------------------------------------------------------------------------------
                                             Amt.      Yield         Amt.        Yield
---------------------------------------------------------------------------------------
U.S. government agencies                 $     --         --%   $101,451          7.53%
Mortgage-backed securities                  9,737       7.96     322,712          6.69
Obligations of states and political
    subdivisions                               --         --       1,535          8.07
Other                                         564       2.34         564          2.34
---------------------------------------------------------------------------------------
Total securities available for sale      $ 10,301       7.65%   $426,262          6.89%
---------------------------------------------------------------------------------------
Estimated fair value                     $ 10,481               $426,909
=======================================================================================

Maturities of Securities Held to Maturity
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                               (000's, except percentages)
                                                                       After 1 But               After 5 But
                                                  Within                    Within                    Within
                                                  1 Year                   5 Years                  10 Years
-------------------------------------------------------------------------------------------------------------
                                           Amt.    Yield        Amt.         Yield        Amt.         Yield
-------------------------------------------------------------------------------------------------------------
U.S. government agencies              $ 54,993      8.08%   $ 11,250          7.00%   $ 54,500          7.00%
Mortgage-backed securities                  --        --          --            --          --            --
Obligations of states and political
    subdivisions                        10,871      7.76      26,339          8.37      13,242          7.66
-------------------------------------------------------------------------------------------------------------
Total securities held to maturity     $ 65,864      8.03%   $ 37,589          7.96%   $ 67,742          7.13%
-------------------------------------------------------------------------------------------------------------
Estimated fair value                  $ 65,820              $ 38,330                  $ 67,150
=============================================================================================================

---------------------------------------------------------------------------------------
                                                  (000's, except percentages)
                                                    After 10
                                                       Years                     Total
---------------------------------------------------------------------------------------
                                             Amt.      Yield         Amt.        Yield
---------------------------------------------------------------------------------------
U.S. government agencies                 $     --         --%    $120,743         7.49%
Mortgage-backed securities                 44,358       7.71       44,358         7.71
Obligations of states and political
    subdivisions                           10,037       8.19       60,489         8.08
---------------------------------------------------------------------------------------
Total securities held to maturity        $ 54,395       7.80%    $225,590         7.69%
---------------------------------------------------------------------------------------
Estimated fair value                     $ 53,788                $225,088
=======================================================================================

      Securities having a total carrying amount of approximately $521.7 million at December 31, 2000 were pledged to secure public deposits, as required or permitted by law, letters of credit, and securities sold under agreements to repurchase transactions.

6. LOANS

      Major classifications of loans, including loans held for sale, at December 31 are as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                                                   (000's)
                                                       2000           1999           1998           1997           1996
-----------------------------------------------------------------------------------------------------------------------
Time and demand loans                           $   120,346    $   104,114    $    53,869    $    33,947    $    31,567
Installment loans                                    17,597         19,994         23,296         15,520         16,263
Credit card                                           7,273          7,794          8,338          8,042          8,264
Real estate loans
   - Commercial                                     433,579        401,265        307,651        313,675        271,721
   - Residential                                    195,258        174,525        157,137        129,461        125,737
   - Construction and land development              269,041        185,641        148,761         84,890         73,008
   - Home equity                                     43,855         33,986         30,762         32,095         28,844
Other                                                 2,774          2,863          3,710          5,739          5,184
-----------------------------------------------------------------------------------------------------------------------
                                                  1,089,723        930,182        733,524        623,369        560,588
Deferred commitment fees - net                       (2,942)        (2,679)        (1,994)        (1,169)        (1,068)
Unearned discount                                        --             --           (162)          (208)          (239)
-----------------------------------------------------------------------------------------------------------------------
                                                  1,086,781        927,503        731,368        621,992        559,281
Allowance for loan losses                           (11,338)       (10,687)        (8,889)        (8,260)        (6,402)
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                           $ 1,075,443    $   916,816    $   722,479    $   613,732    $   552,879
=======================================================================================================================

--------------------------------------------------------------------------------

      At December 31, 2000 and 1999, there were no loans or commitments to close loans that were held for sale. The Bank sold two residential mortgage loans to FHLMC totaling $0.4 million in 2000.

      A substantial amount of the Company's commercial and residential lending activities are with customers located in the Company's primary service areas of Rockland and Westchester Counties, New York, as well as the remainder of the New York Metropolitan area. A substantial portion of the Company's customers' net worth is dependent on these counties' real estate values.

      Credit policies, applicable to each type of lending activity, have been established, to evaluate the creditworthiness of each customer and, in most cases, require collateral to be pledged. Generally, credit extension does not exceed 80 percent of the estimated fair value of the collateral at the date of extension (with occasional exceptions at the discretion of management), depending on the evaluation of the borrower's creditworthiness. The fair value of collateral, primarily real estate, is monitored on an ongoing basis. While collateral provides a secondary source of repayment, the primary source of repayment is ordinarily based on the borrower's ability to generate continuing cash flow, which is a principal underwriting criteria for approving a loan.

      A summary of the allowance for loan losses for the years ended December 31 is as follows:

--------------------------------------------------------------------------------------------------------------------------------
                                                                               (000's, except percentages)
                                                           2000            1999            1998            1997            1996
--------------------------------------------------------------------------------------------------------------------------------
Net loans outstanding at year end                   $ 1,075,443     $   916,816     $   722,479     $   613,732     $   552,879
--------------------------------------------------------------------------------------------------------------------------------
Average net loans outstanding during the year         1,003,279         815,709         657,171         582,267         499,677
--------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses:
Balance at beginning of the year                    $    10,687     $     8,889     $     8,260     $     6,402     $     4,558
Adjustment for pooling of company with different
     fiscal year end                                         --              --             (10)             --              --
Provision for loan losses charged to expense              3,125           2,285           1,239           2,362           2,344
--------------------------------------------------------------------------------------------------------------------------------
                                                         13,812          11,174           9,489           8,764           6,902
--------------------------------------------------------------------------------------------------------------------------------
Charge-offs and recoveries during the year:
Charge-offs:
     Real estate                                         (2,376)             (9)            (75)           (339)           (356)
     Time and demand                                        (18)           (162)           (300)             (3)            (77)
     Installment                                           (229)           (394)           (319)           (327)           (165)
Recoveries:
     Time and demand                                         60              16               3             104              83
     Installment                                             89              62              91              61              15
--------------------------------------------------------------------------------------------------------------------------------
Net charge-offs during the year                          (2,474)           (487)           (600)           (504)           (500)
--------------------------------------------------------------------------------------------------------------------------------
Balance at year end                                 $    11,338     $    10,687     $     8,889     $     8,260     $     6,402
--------------------------------------------------------------------------------------------------------------------------------
Ratio of net charge-offs to average net loans
     outstanding during the year                           0.25%           0.06%           0.09%           0.09%           0.10%
Ratio of allowance for loan losses to total loans
     outstanding at year end                               1.04%           1.15%           1.22%           1.33%           1.14%
Ratio of provision for loan losses to net
     charge-offs (times)                                   1.26            4.69            2.07            4.69            4.69
================================================================================================================================

--------------------------------------------------------------------------------

      A summary of the Company's nonaccrual and restructured loans, OREO and related interest income not recorded on nonaccrual loans as of and for the years ended December 31 is as follows:

---------------------------------------------------------------------------------------------------------
                                                                  (000's, except percentages)
                                                         2000       1999       1998       1997       1996
---------------------------------------------------------------------------------------------------------
Nonaccrual loans at year end                          $19,720    $ 2,618    $ 2,335    $ 7,254    $ 9,568

OREO at year end                                           34         34        415      2,021        773

Restructured loans at year end                            155        562        718        867      2,101

Additional interest income that would have been
   recorded if these borrowers had complied with
   contractual loan terms                                 455         85        123        542        936

Non-performing assets to total assets at year end        1.05%      0.16%      0.21%      0.80%      1.12%
=========================================================================================================

      Substantially all of the nonaccruing loans are collateralized by real estate, except for certain loans made by the Bank to Bennett Funding Group ("Bennett"), a lease finance company, which are collateralized by cash and lease receivables. At December 31, 2000, the Company had and continues to have no commitments to lend additional funds to any customers with nonaccrual or restructured loan balances.

      At December 31, 2000, there are loans aggregating approximately $0.5 million, which are not on nonaccrual status, that were potential problem loans that may result in their being placed on nonaccrual status in the future.

      At December 31, 2000 and 1999, the recorded investment in loans that are considered to be impaired under SFAS No. 114 approximated $19.7 million and $2.1 million, respectively, of which $19.5 million and $1.6 million, respectively, were in nonaccrual status. The average recorded investment in impaired loans for the years ended December 31, 2000, 1999 and 1998 was approximately $5.8 million, $1.5 million and $3.4 million, respectively. For the years ended December 31, 2000, 1999 and 1998, interest income recognized by the Company on impaired loans was not material. Restructured loans in the amounts of $0.2 million and $0.5 million at December 31, 2000 and 1999, respectively, that are considered to be impaired due to a reduction in the contractual interest rate are on accrual status since the collateral securing these loans is sufficient to protect the contractual principal and interest of the restructured loans. These loans have been performing for a reasonable period of time. Interest accrued on these loans and not yet collected as of December 31, 2000, 1999 and 1998 is immaterial.

      As applicable, each impaired loan has a related allowance for loan losses determined in accordance with SFAS No. 114. The total allowance for loan losses specifically allocated to impaired loans was $1.4 million and $0.2 million as of December 31, 2000 and 1999, respectively.

      On November 9, 2000, the Company classified a real estate construction loan in the amount of $19.7 million as a non-performing asset and placed the loan on nonaccrual status. As a result of the impairment of this loan, $2.2 million was charged-off in the fourth quarter of 2000, reducing the loan balance to $17.5 million. In addition, in accordance with SFAS No. 114, the Company has provided a specific allocation of the allowance for loan losses of $1.3 million for this loan. The Bank is currently proceeding with a foreclosure action on 35 unsold condominium units, which collateralizes the loan, as well as other real estate that provides additional security for the loan. The loan is also personally guaranteed by the principals, and such guarantees will be pursued to recover any losses that may be incurred in connection with the loan. The personal guarantees have not been considered in determining the amount of the charge-off or allowance for loan losses applicable to the loan.

      At December 31, 2000, the Bank has approximately $0.3 million ($0.4 million at December 31,1999) of outstanding loans, collateralized by cash and lease receivables, to Bennett, which filed for bankruptcy protection during 1996. Collection of the Bank's loans continues to be delayed by the bankruptcy proceedings. However, as a result of a favorable ruling in 1998 by the Bankruptcy Court, the Bank has collected payments of $2.6 million, reducing the original balance of $3.3 million to $0.7 million. A total of $0.4 million was charged-off in 1999 and 1998, further reducing the recorded balance of the loans to $0.3 million. The ruling by the Bankruptcy Court was appealed by the Trustee, and in November 2000, the District Court reaffirmed the lower Court ruling. The Trustee has appealed the decision further to the U.S. Circuit Court of Appeals for the Second Circuit. The Bennett loans are on nonaccrual status and a specific allocation is included in the allowance for loan losses of $0.3 million. In addition, the Trustee contends that the Bank received payments from Bennett under the theory of fraudulent conveyance. If the Trustee is successful, the Bank would be liable for loan payments aggregating $9.5 million received from Bennett for the six

--------------------------------------------------------------------------------

year period preceding the bankruptcy filing date of March 1996. The Bankruptcy Court dismissed a significant portion of the Trustee's fraudulent conveyance claims. Management believes, based on advice of legal counsel, that it will also prevail with regard to the remaining fraudulent conveyance claims.

      A summary of impaired loans by loan amount, loan type and measurement method pursuant to SFAS 114 is as follows:

--------------------------------------------------------------------------------------------------------------------
                                                                                (000's)
                                                                          As of December 31,
                                                               2000                                 1999
                                               Present Value        Fair Value        Present Value       Fair Value
                                                 of Expected                of          of Expected               of
                                                  Cash Flows        Collateral           Cash Flows       Collateral
--------------------------------------------------------------------------------------------------------------------
Real estate - Commercial                             $17,500           $1,214                  $195           $1,423
Real estate secured                                       --              600                    --               97
Commercial installment and other                         375               --                   423               --
--------------------------------------------------------------------------------------------------------------------
Totals                                               $17,875           $1,814                  $618           $1,520
====================================================================================================================

7. PREMISES AND EQUIPMENT

      A summary of premises and equipment at December 31 is as follows:

----------------------------------------------------------------------------------------------
                                                               2000        (000's)        1999
----------------------------------------------------------------------------------------------
Land                                                        $ 2,882                    $ 2,514
Buildings                                                     7,784                      6,757
Leasehold improvements                                          262                        362
Furniture, fixtures and equipment                             7,213                      6,872
----------------------------------------------------------------------------------------------
                                                             18,141                     16,505
Less accumulated depreciation and amortization                6,142                      5,881
----------------------------------------------------------------------------------------------
Premises and equipment, net                                 $11,999                    $10,624
==============================================================================================

      The Bank leases certain premises and equipment under noncancellable operating leases. Certain of these lease agreements provide for periodic increases in annual rental payments based on current price indices ("CPI"), renewal options for varying periods and purchase options at amounts which are expected to approximate the fair values of the related assets at the dates the options are exercisable.

      Rent expense for premises and equipment was $851,000 in 2000, $920,000 in 1999 and $895,000 in 1998.

      The Bank leases a portion of its owned properties to tenants under operating leases and recorded rental income of approximately $231,000 in 2000, $373,000 in 1999 and $362,000 in 1998.

As of December 31, 2000 future minimum lease payments are as follows:

--------------------------------------------------------------------------------
      Year Ending December 31,                                           (000's)
--------------------------------------------------------------------------------
                          2001                                         $    924
                          2002                                              893
                          2003                                              783
                          2004                                              614
                          2005                                              529
                    After 2005                                            1,352
--------------------------------------------------------------------------------
Total minimum lease payments                                           $  5,095
================================================================================

      As of December 31, 2000 future minimum lease receipts are as follows:

--------------------------------------------------------------------------------
      Year Ending December 31,                                           (000's)
--------------------------------------------------------------------------------
                          2001                                         $    235
                          2002                                              216
                          2003                                              210
                          2004                                              223
                          2005                                              112
                    After 2005                                               --
--------------------------------------------------------------------------------
Total minimum lease receipts                                           $    996
================================================================================

--------------------------------------------------------------------------------

8. DEPOSITS

      A summary of deposits at December 31 is as follows:

-------------------------------------------------------------------------------------
                                                                         (000's)
                                                                    2000         1999
-------------------------------------------------------------------------------------
Non-interest bearing:
Individuals, partnerships and corporations                    $  175,846   $  157,836
Certified and official checks                                     10,144        9,391
States and political subdivisions                                  3,427        2,134
-------------------------------------------------------------------------------------
Total non-interest bearing                                       189,417      169,361
-------------------------------------------------------------------------------------
Interest bearing:
NOW accounts                                                      73,090       63,175
Money market accounts                                             60,047       42,303
Savings deposits                                                 379,663      347,441
Time deposits of individuals, partnerships and corporations      454,754      307,487
States and political subdivisions                                259,970      154,825
IRA's and Keogh's                                                 72,546       57,157
-------------------------------------------------------------------------------------
Total interest bearing                                         1,300,070      972,388
-------------------------------------------------------------------------------------
Total deposits                                                $1,489,487   $1,141,749
=====================================================================================

      Time deposits, including IRA's and Keogh's and time deposits of states and political subdivisions, classified by time remaining to maturity for each of the five years following December 31, 2000 are as follows:

       ------------------------------------------------------------------
                                                                 (000's)
       ------------------------------------------------------------------
       Less than 12 months                                       $695,113
       Over 12 months through 24 months                            60,952
       Over 24 months through 36 months                             5,905
       Over 36 months through 48 months                               582
       Over 48 months through 60 months                               662
       ------------------------------------------------------------------
       Total                                                     $763,214
       ==================================================================

--------------------------------------------------------------------------------

      At December 31, 2000 and 1999, certificates of deposit and other time deposits of $100,000 or more totaled $367,642,000 and $223,068,000, respectively. Certificates of deposit and other time deposits of $100,000 or more include deposits of states and political subdivisions, which are acquired on a bid basis. At December 31, 2000, such deposits classified by time remaining to maturity were as follows:

       ------------------------------------------------------------------
                                                                  (000's)
       ------------------------------------------------------------------
       3 months or less                                          $234,851
       Over 3 months through 6 months                              50,249
       Over 6 months through 12 months                             68,528
       Over 12 months                                              14,014
       ------------------------------------------------------------------
       Total                                                     $367,642
       ==================================================================

9. INCOME TAXES

      The components of the provision for income taxes for the years ended December 31 are as follows:

--------------------------------------------------------------------------------
                                                             (000's)
                                                   2000        1999        1998
--------------------------------------------------------------------------------
Federal:
     Current                                   $  9,955    $  8,374    $  3,369
     Deferred                                      (602)       (791)     (1,182)

State:
     Current                                      1,107       2,585       1,592
     Deferred                                      (192)       (268)       (407)
--------------------------------------------------------------------------------
Total                                          $ 10,268    $  9,900    $  3,372
================================================================================

      The income tax provision includes income taxes related to net gains on securities transactions of approximately $56,000, $246,000 and $566,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

      The tax effects of temporary differences that give rise to the significant portions of the deferred tax asset, net at December 31, 2000 and 1999 are as follows:

   -------------------------------------------------------------------------
                                                                 (000's)
                                                             2000       1999
   -------------------------------------------------------------------------
   Deferred tax asset (liability), net:
   Allowance for loan losses                              $ 4,744    $ 4,505
   Deferred compensation and benefit plan expenses          1,413      1,301
   Deferred loan fees, net                                  1,231      1,091
   Depreciation and other, net                                613        331
   Fair value adjustment, available for sale securities      (270)     6,727
   -------------------------------------------------------------------------
   Total deferred tax asset, net                          $ 7,731    $13,955
   =========================================================================

   The tax effect on the fair value adjustment, available for sale securities is a component of other comprehensive income (loss).

   Management believes it is more likely than not that the net deferred tax asset will be realized.

--------------------------------------------------------------------------------

      The following is a reconciliation of the statutory Federal income tax rate to the effective tax rate as a percentage of income before taxes for the years ended December 31:

--------------------------------------------------------------------------------
                                                        2000     1999     1998
--------------------------------------------------------------------------------
Statutory Federal income tax rate                       35.0%    35.0%    35.0%
Interest on tax exempt obligations of states and
    political subdivisions                              (3.0)    (3.4)    (6.2)
State income taxes, net of Federal tax benefit           2.0      5.7      5.0
Liquidation of subsidiary                                 --       --    (15.7)
Merger related expenses                                   --       --      4.0
Other                                                    0.4     (0.1)    (0.2)
--------------------------------------------------------------------------------
Effective tax rate                                      34.4%    37.2%    21.9%
================================================================================

      Tarrytowns, as a thrift institution, was subject to special provisions of the Federal and New York State tax laws regarding its allowable tax bad debt deductions and related tax bad debt reserves. These deductions historically have been determined using methods based on loss experience or a percentage of taxable income. Tax bad debt reserves represent the excess of allowable deductions over actual bad debt losses and other reserve reductions. These reserves consist of a defined base-year amount, plus additional amounts accumulated after the base year.

      At December 31, 2000, the Bank, as successor to Tarrytowns as a result of its merger with and into the Bank, has Federal tax bad debt reserves of $1.2 million, which equals the base-year amount. A deferred tax liability has not been recognized with respect to these reserves for Federal tax purposes since the Company does not expect that such amounts will become taxable in the foreseeable future. At December 31, 2000, the unrecognized deferred tax liability with respect to the Federal base-year reserves was approximately $0.4 million. Under the tax law, as amended, events that would result in taxation of these reserves include redemptions of the Bank's stock or certain excess distributions, or a change in the tax law. As a result of the merger of Tarrytowns with and into the Bank, tax bad debt reserves for state purposes totaling $5.2 million became taxable. Accordingly, a liability of $0.6 million was recorded as part of the merger related expenses in 1998, and the tax was paid in 2000.

10. BORROWINGS AND LONG-TERM DEBT

      The Company utilizes borrowings primarily to meet the funding requirements for its asset growth and to manage its interest rate risk. Short-term borrowings include securities sold under agreements to repurchase, federal funds purchased, and short-term Federal Home Loan Bank of New York ("FHLB") advances.

      Short-term securities sold under agreements to repurchase mature between one and 365 days. The Bank may borrow up to $50.0 million from two primary investment firms under master security sale and repurchase agreements. There were no outstanding borrowings under these agreements at December 31, 2000. In addition, the Bank has the ability to borrow from the FHLB under similar master security sale and repurchase agreements and, to a lesser extent, its customers. At December 31, 2000, the Bank had short-term repurchase agreements of $0.5 million outstanding from the FHLB at an interest rate of 6.02 percent. At December 31, 2000, the borrowings were collateralized by securities with an aggregate amortized cost and estimated fair value of $0.5 million. At December 31, 1999, the Bank had $111.0 million of such short-term borrowings outstanding at interest rates of between 5.38 percent and 6.00 percent. The borrowings were collateralized by securities with an aggregate amortized cost and estimated fair value of $117.5 million and $112.7 million.

      Federal funds purchased represent overnight funds. The Bank has federal funds purchase lines available with five financial institutions for a total of $48.0 million. At December 31, 2000 and 1999, the Bank had no federal funds purchased balances outstanding.

      Short-term FHLB advances are borrowings with original maturities of between one and 365 days. At December 31, 2000, the Bank had no such short-term FHLB advances outstanding. At December 31, 1999, the Bank had $66.4 million of short-term advances outstanding at interest rates between 5.74 percent and 5.92 percent. The Bank had collateralized these borrowings by pledging to the FHLB a security interest in certain mortgage-related assets having an aggregate book value of $91.2 million.

      Additional information with respect to short-term borrowings for the three years ended December 31, 2000, 1999 and 1998 is presented in the following table.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              (000's, except percentages)
Short-Term Borrowings                       2000           1999            1998
--------------------------------------------------------------------------------
Balance at December 31                 $     514    $   177,355     $     1,000
Average balance outstanding               92,800         65,128           9,678
Weighted average interest rate
      As of December 31                     6.02%          5.74%           5.75%
      Paid during the year                  6.11%          5.49%           6.07%
================================================================================

In 1998, the weighted average interest rates have been adjusted to reflect the effect of an interest rate swap used to convert a variable-rate borrowing to a fixed rate (see Note 17).

      The Bank had long-term borrowings, which have original maturities of over one year, of $225.0 million and $174.8 million in securities sold under agreements to repurchase as of December 31, 2000 and 1999, respectively. At December 31, 2000 and 1999, these borrowings have an original term of ten years at interest rates between 4.52 percent to 6.08 percent that are callable on certain dates after an initial noncall period at the option of the counter party to the repurchase agreements. As of December 31, 2000 and 1999, these borrowings were collateralized by securities with an aggregate amortized cost of $257.1 million and $185.0 million, and an estimated fair value of $254.8 million and $174.9 million, respectively.

      At December 31, 2000, long-term FHLB advances totaled $17.7 million, compared with $21.6 million at December 31, 1999, at interest rates between 5.12 percent to 6.72 percent in both years, all of which were amortizing advances having scheduled principal payments which may not be repaid in full prior to maturity without penalty. At December 31, 2000 and 1999, these borrowings were collateralized by a pledge to the FHLB of a security interest in certain mortgage-related assets having an aggregate book value of $19.8 million and $29.8 million, respectively.

      At December 31, 2000, the Bank had the ability to borrow approximately $312.0 million under additional collateralized transactions through securities sold under agreements to repurchase and FHLB advances. The Bank may also borrow an additional $48.0 million under overnight federal funds lines.

      At both December 31, 2000 and 1999, the Company held 341,395 shares of capital stock of the FHLB with a carrying value of $34.1 million, which is required in order to borrow under the short- and long-term advances and securities sold under agreements to repurchase programs from the FHLB. The FHLB generally limits a bank's borrowings to an aggregate of 30 percent of total assets, excluding securities sold under agreements to repurchase, upon the prerequisite purchase of additional shares of FHLB stock. Any advances made from the FHLB are required to be collateralized by the FHLB stock and certain other assets of the Bank.

A summary of long-term, fixed-rate borrowings distributed based upon remaining contractual payment date and expected option call date at December 31, 2000, with comparative totals for December 31, 1999 and 1998 is as follows:

----------------------------------------------------------------------------------------------------------------
                                                               (000's, except percentages)
                                                  After 1
                                       Within  But Within        After          2000          1999          1998
Long-Term Borrowings                   1 Year     5 Years      5 Years         Total         Total         Total
----------------------------------------------------------------------------------------------------------------
Contractual Payment Date:
   Total long-term borrowings         $ 3,439     $12,463     $226,828      $242,730      $196,420      $199,115
   Weighted average interest rate        5.73%       5.63%        5.50%         5.51%         5.33%         5.30%

Expected Call Date:
   Total long-term borrowings         $25,939     $34,963     $181,828      $242,730
   Weighted average interest rate        4.75%       5.30%        5.66%         5.51%
================================================================================================================

--------------------------------------------------------------------------------

11. CORPORATION-OBLIGATED MANDATORY REDEEMABLE CAPITAL SECURITIES OF SUBSIDIARY TRUST

      On February 5, 1997, the Company completed its issuance of trust capital securities (the "Capital Securities") that raised $20 million of capital ($18.8 million net proceeds after issuance costs). The 9.58 percent Capital Securities, due February 1, 2027, were issued by the Trust, a Delaware business trust that was formed by the Company solely to issue the Capital Securities and related common stock, and the Trust advanced the proceeds to the Company by purchasing junior subordinated debt of the Company. The Capital Securities may not be redeemed, except under limited circumstances, until February 1, 2007, and thereafter at a premium which reduces over a ten year period. The Company may also reduce outstanding Capital Securities through open market purchases. Dividends are paid semiannually in February and August.

      The Capital Securities qualify as Tier I or core capital for the Company under the Federal Reserve Board's risk-based capital guidelines. The proceeds from the sale of the Capital Securities were used for general corporate purposes. In February 1997, the Company made an additional capital contribution of $14.5 million to the Bank and also redeemed the Company's existing outstanding preferred stock in the amount of $3,250,000 with a portion of the proceeds from the Capital Securities. Payments on the junior subordinated debt, which are in turn passed through the Trust to the Capital Securities holders, will be serviced through existing liquidity and cash flow sources of the Company. The Company is permitted to deduct interest payments on the Capital Securities under current Federal tax law.

      As long as no default has occurred and is continuing, the Company has the right under the junior subordinated indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semiannual periods for any one extension (each such period an "Extension Period"); provided, however, that no Extension Period may extend beyond the stated maturity of the junior subordinated debt securities. During any Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the junior subordinated debt securities, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the junior subordinated debt securities, in each case subject to certain exceptions.

      Pursuant to the terms of the documents governing the Company's junior subordinated debt and the Capital Securities of the Trust, if the Company is in default under such securities, the Company is prohibited from repurchasing or making distributions, including dividends, on or with respect to its common or preferred stock and from making payments on any debt or guarantees which rank pari passu or junior to such securities.

      In addition, under the terms of the indenture governing its junior subordinated debt, the Company may not merge or consolidate with, or sell substantially all of its assets to, any other corporation, person or entity unless: (a) the surviving corporation is a domestic corporation which expressly assumes the Company's obligations with respect to the junior subordinated debt and the Capital Securities and related documents; (b) there is no, and the merger or other transaction would not cause a, default under the junior subordinated debt; and (c) certain other conditions are met.

12. STOCKHOLDERS' EQUITY

      At the Company's annual meeting of stockholders held on May 19, 1999, an amendment to the Company's Certificate of Incorporation was approved by the stockholders of the Company. This amendment increased the authorized number of shares of common stock from 30,000,000 to 50,000,000.

      The Company declared a 5 percent and 10 percent common stock dividend to stockholders of record on May 1, 2000 and December 7, 1998, respectively, which were distributed on May 15, 2000 and December 21, 1998, respectively. The weighted average common shares outstanding and per common share amounts have been adjusted to reflect all stock dividends and splits, as well as the pooling-of-interests acquisition of Tappan Zee.

      The ability of the Company and the Bank to pay cash dividends in the future is restricted by various regulatory requirements. The Company's ability to pay cash dividends to its stockholders is primarily dependent upon the receipt of dividends from the Bank. The Bank's dividends to the Company may not exceed the sum of the Bank's undistributed net income for that year and its undistributed net income for the preceding two years, less any required transfers to additional paid-in capital. At December 31, 2000, the Bank could pay dividends to the Company of $32.6 million without having to obtain prior regulatory approval.

      The Company may not pay dividends on its common stock or preferred stock if it is in default with

--------------------------------------------------------------------------------

respect to the Capital Securities or related junior subordinated debt, or if the Company elects to defer payment for up to five years as permitted under the terms of the Capital Securities and related junior subordinated debt (see Note
11).

      In December 1993, the Company implemented a Dividend Reinvestment Plan ("DRIP"), which allows stockholders to invest cash dividends in shares of the Company's common stock at fair value and to purchase additional common stock at fair value of up to $2,500 per quarter. The DRIP was suspended for dividends paid after January 1, 1996. As of December 31, 2000, 200,000 shares of common stock are authorized for issuance in connection with the DRIP, of which 98,020 shares have been issued.

      During the third quarter of 1998, the Realty Corp. declared and paid dividends totaling $45,210 to its non-affiliate minority-interest junior preferred stockholders. During the second quarters of 2000 and 1999, TPNZ declared and paid dividends totaling $10,720 and $10,960, respectively, to its non-affiliate minority-interest junior preferred stockholders.

      The Company sold 100 shares of treasury stock in 1998. In addition, the Company purchased 373,637, 298,079, and 73,606 common shares at fair value for the treasury in 2000, 1999 and 1998, respectively. Certain treasury stock purchases were made in connection with previously announced stock repurchase programs discussed below.

      On September 27, 2000, December 28, 1999 and April 21, 1999, the Company's Board of Directors authorized the repurchase of up to 300,000, 315,000 and 367,500 (1999 adjusted for the 5 percent common stock dividend) common shares, or approximately 1.8 percent, 2.0 percent and 2.2 percent (as determined at the time of the authorizations), respectively, of the Company's outstanding common stock. Repurchases of common stock have been authorized to be made from time to time in open-market and private transactions throughout the year 2000 and into 2001 as, in the opinion of management, market conditions may warrant. The repurchased common shares are held as treasury stock and will be available for general corporate purposes. For the years ended December 31, 2000 and 1999, the Company purchased 307,556 and 293,400 shares of treasury stock under the repurchase plans at an aggregate cost of approximately $4.3 million and $4.2 million, respectively.

      In accordance with regulatory requirements, Tarrytowns established a liquidation account at the time of its conversion to a stock company ("Conversion") in the amount of $7.8 million, equal to its net worth at March 31, 1995. The liquidation account is maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank (as successor to Tarrytowns) after the Conversion. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases do not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for eligible accounts then held.

      In connection with the Bank's KESIP, amounts deferred by participating employees and contributed by the Bank are invested in Company stock. This investment in Company stock of $856,000 at December 31, 2000 and $748,000 at December 31, 1999 is included in common stock held for benefit plans, which is shown as a reduction of stockholders' equity. The related deferred compensation obligation is also shown as a component of stockholders' equity (see Note 18).

13. REGULATORY MATTERS

      The Company and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and, also with respect to the Bank, regulatory framework for prompt corrective action, the Company and the Bank must meet or exceed specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items, as calculated under regulatory accounting practices and as presented in the following table. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                 (000's, except percentages)
                                                                                                                        Minimum
                                                                                            Minimum      To Be Well Capitalized
                                                                                        For Capital     Under Prompt Corrective
                                                                 Actual           Adequacy Purposes           Action Provisions
-------------------------------------------------------------------------------------------------------------------------------
Company                                                    Amount      Ratio       Amount     Ratio            Amount     Ratio
-------------------------------------------------------------------------------------------------------------------------------
As of December 31, 2000
        Total Capital (to Risk Weighted Assets)          $141,299     11.93%     $ 94,750       8.0%              N/A       N/A
        Tier I Capital (to Risk Weighted Assets)          129,961     10.97        47,375       4.0               N/A       N/A
        Tier I Capital (to Average Quarterly Assets)      129,961      7.12        54,774       3.0               N/A       N/A

As of December 31, 1999
        Total Capital (to Risk Weighted Assets)          $135,915     13.56%     $ 80,212       8.0%              N/A       N/A
        Tier I Capital (to Risk Weighted Assets)          125,228     12.49        40,106       4.0               N/A       N/A
        Tier I Capital (to Average Quarterly Assets)      125,228      7.73        48,612       3.0               N/A       N/A
-------------------------------------------------------------------------------------------------------------------------------
Bank
-------------------------------------------------------------------------------------------------------------------------------
As of December 31, 2000
        Total Capital (to Risk Weighted Assets)          $137,176     11.61%     $ 94,545       8.0%         $118,181      10.0%
        Tier I Capital (to Risk Weighted Assets)          125,838     10.65        47,272       4.0            70,909       6.0
        Tier I Capital (to Average Quarterly Assets)      125,838      6.91        54,672       3.0            91,121       5.0

As of December 31, 1999
        Total Capital (to Risk Weighted Assets)          $134,177     13.41%     $ 80,037       8.0%         $100,046      10.0%
        Tier I Capital (to Risk Weighted Assets)          123,490     12.34        40,018       4.0            60,027       6.0
        Tier I Capital (to Average Quarterly Assets)      123,490      7.66        48,393       3.0            80,655       5.0
===============================================================================================================================

N/A - Not Applicable

      Capital ratios are computed excluding net unrealized gains or losses on available for sale securities, net of tax, which is included in the accumulated other comprehensive income (loss) component of stockholders' equity for financial reporting purposes. Total capital and capital ratios for the Bank as of December 31, 1999 reflect the effects of the merger of Tarrytowns with and into the Bank.

      Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain or exceed minimum capital amounts and ratios as defined in the regulations and set forth in the above tables. Management believes, as of December 31, 2000, that the Company and the Bank meet all capital adequacy requirements, to which they are subject and are considered "well capitalized" under regulatory guidelines.

      As of December 31, 2000, the most recent notification from the Federal Deposit Insurance Corporation ("FDIC"), the Bank was categorized as "well capitalized" under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed that category.

--------------------------------------------------------------------------------

14. EARNINGS PER COMMON SHARE

      The computation of basic and diluted earnings per common share for the year ended December 31 is as follows:

---------------------------------------------------------------------------------------------------
                                                                  (000's, except share amounts)
                                                               2000            1999            1998
---------------------------------------------------------------------------------------------------
Numerator:
   Net income                                           $    19,612     $    16,685     $    12,009
   Less preferred stock dividends                                11              11              45
---------------------------------------------------------------------------------------------------
   Numerator for basic and diluted earnings per
     common share - net income available to
     common stockholders                                $    19,601     $    16,674     $    11,964
===================================================================================================

Denominator:
   Denominator for basic earnings per common
     share - weighted average shares                     16,541,009      16,673,717      16,268,453
   Effects of dilutive securities:
     Director and employee stock options                    510,603         678,008       1,098,326
     Restricted stock not vested                              1,967           2,901          10,969
---------------------------------------------------------------------------------------------------
Denominator for diluted earnings per common
   share - adjusted weighted average shares              17,053,579      17,354,626      17,377,748
===================================================================================================
Basic earnings per common share                         $      1.18     $      1.00     $      0.74
Diluted earnings per common share                       $      1.15     $      0.96     $      0.69
===================================================================================================

Note 18 describes the Company's director and employee stock option and recognition and retention plans.

15. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," as amended by SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires disclosure of the estimated fair values for certain financial instruments. The estimated fair values disclosed below are as of December 31, 2000 and 1999, and have been determined by using available market information and various valuation estimation methodologies. Considerable judgment is required to interpret the effects on fair value of such items as future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. The estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange. Also, the use of different market assumptions and /or estimation methodologies may have a material effect on the determination of the estimated fair values.

      The fair value estimates presented in the following table are based on pertinent information available to the Company as of December 31, 2000 and 1999. Although the Company is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued since December 31, 2000 and 1999, and therefore, current estimates of fair value may differ significantly from the amounts that follow.

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                     As of December 31,
                                                                               2000                    1999
                                                                                   Estimated               Estimated
                                                                       Carrying         Fair     Carrying       Fair
                                                                         Amount        Value       Amount      Value
---------------------------------------------------------------------------------------------------------------------
Assets:                                                                                (In millions)

Cash, cash equivalents and other short-term investments                $   74.9     $   74.9     $   68.9   $   68.9
Securities, FHLB stock, and accrued interest and dividends
   receivable                                                             693.3        692.8        625.3      619.3
Loans, loans held for sale and accrued interest receivable              1,082.8      1,083.0        922.2      909.6

Liabilities:

Deposits without stated maturities and accrued interest payable           726.1        726.1        636.5      636.5
Time deposits and accrued interest payable                                769.0        773.2        508.4      508.1
Securities sold under agreements to repurchase and accrued
   interest payable                                                       226.7        231.7        287.4      274.6
FHLB advances and accrued interest payable                                 17.8         17.7         88.5       87.8
Corporation - Obligated mandatory redeemable capital securities of
   subsidiary trust and accrued interest payable                           20.8         19.2         20.8       20.5
=====================================================================================================================

      Fair value methods and assumptions are as follows:

      Cash, Cash Equivalents and Other Short-Term Investments - The carrying amount is a reasonable estimate of fair value.

      Securities, FHLB Stock, and Accrued Interest and Dividends Receivable - The fair value of securities is estimated based on quoted market prices or dealer quotes, if available. If a quote is not available, fair value is estimated using quoted market prices for similar securities. The fair value of FHLB stock is stated at redemption value, which equals its carrying value. Accrued interest and dividends are stated at its carrying amount.

      Loans and Accrued Interest Receivable - For certain homogeneous fixed rate categories of loans, such as residential mortgages, fair value is estimated using quoted market prices for securities backed by similar loans. The fair value of other fixed rate loans has been estimated by discounting projected cash flows using current rates for similar loans with equivalent credit risk. For loans for which there has been no impairment in credit risk and which reprice frequently to market rates, the carrying amount is a reasonable estimate of fair value. The fair value of impaired and nonaccrual loans is estimated by reducing such amounts by specific and general loan loss allowances. Accrued interest is stated at its carrying amount.

      Deposits Without Stated Maturities and Accrued Interest Payable - Under SFAS No. 107, the estimated fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, money market accounts and savings accounts, is equal to the amount payable on demand. Accrued interest payable, as applicable, is stated at its carrying amount.

      Time Deposits and Accrued Interest Payable - The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered at the reporting date for deposits of similar remaining maturities. Accrued interest payable is stated at its carrying amount.

      Securities Sold Under Agreements to Repurchase, FHLB Advances, Corporation-Obligated Mandatory Redeemable Capital Securities of Subsidiary Trust and Accrued Interest Payable - The carrying amount is a reasonable estimate of fair value for borrowings which are either short-term or for which applicable interest rates reprice based upon changes in market rates. For medium and long-term fixed rate borrowings, fair value is based on discounted cash flow through contractual maturity, or earlier call date if expected to be called, at rates currently offered at the balance sheet date for similar terms. Accrued interest payable is stated at its carrying amount.

      Financial Instruments with Off-Balance Sheet Risk - As described in Note 17, the Company is a party to financial instruments with off-balance sheet risk at December 31, 2000 and 1999. Such financial instruments include commitments to extend permanent financing and letters of credit. If the commitments are exercised by the

--------------------------------------------------------------------------------

prospective borrowers, these financial instruments will become interest-earning assets of the Company. If the commitments expire, the Company retains any fees paid by the counter party to obtain the commitment or guarantee. The fair value of commitments is estimated based upon fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counter parties. For fixed rate commitments, the fair value estimation takes into consideration an interest rate risk factor. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements. The fair value of these off-balance sheet items at December 31, 2000 and 1999, approximates the recorded amounts of the related fees, which are not material to the consolidated financial position of the Company.

16. RELATED PARTY TRANSACTIONS

      A summary of the transactions for the years ended December 31, 2000 and 1999, with respect to loans (in excess of $60,000 with respect to each party) to directors, senior executive officers, stockholders or companies in which they had a 10 percent or more beneficial interest is as follows:

--------------------------------------------------------------------------------
                                                                (000's)
                                                          2000             1999
--------------------------------------------------------------------------------
Balance, January 1,                                      $ 959            $ 848

New loans                                                  396              236

Borrowers no longer considered
  to be related parties                                    (33)             (75)
Repayments, other reductions                              (386)             (50)
--------------------------------------------------------------------------------
Balance, December 31,                                    $ 936            $ 959
================================================================================

      The Company has made payments to organizations in which certain directors have a beneficial interest for services rendered by such organizations. Such payments are not considered to be material in the aggregate.

17. COMMITMENTS AND CONTINGENCIES

      At December 31, 2000, the Company and Bank are committed under employment agreements with the Chairman, President and Chief Executive Officer ("CEO"), Senior Executive Vice President and Chief Credit Officer, and Senior Executive Vice President and Chief Financial Officer requiring an annual salary of $620,000, $185,000 and $185,000, respectively; annual bonus payments equal to six, one and one percent of net income (as defined) of the Company, respectively, under the Executive Incentive Bonus Plan (see Note 18); and annual stock option grants of 111,804 shares, 41,927 shares and 41,927 shares, respectively, issued at fair value at the date of grant (110 percent of fair value for incentive stock options if the key officer's ownership of the Company equals or exceeds 10 percent at the date of grant); and other benefits for the term of the agreements. The CEO's employment agreement, as amended November 8, 2000, is for a five-year term, expiring November 16, 2003, while the Senior Executive Vice Presidents' agreements, as amended November 8, 2000, are for three-year terms, expiring November 16, 2001. The CEO's contract also requires minimum annual salary increases of $30,000. All of the agreements include change in control provisions, requiring certain payments, including an amount equal to three times annual salary and average bonus payments (as defined), in the event of a voluntary or involuntary termination in connection with a change in control.

      At December 31, 2000, the Bank is also committed under an employment agreement and consulting agreement with a Senior Vice President of the Bank (and former Executive Vice President of Tarrytowns) and the former President of Tarrytowns, respectively. Under the employment agreement, the Bank will make payments of $165,000 per year for services to be performed for a period of three years. Under the consulting agreement, payments of $77,000 per year for services to be performed will be made for a period of three years. Both agreements expire on August 31, 2001. Payments under these agreements accelerate in the event of a change in control of the Company.

      In the normal course of business, various commitments to extend credit are made which are not reflected in the accompanying Consolidated Financial Statements. At December 31, 2000 and 1999, formal credit line and loan commitments, which are primarily loans collateralized by real estate and credit card lines approximated $360.0 million and $280.0 million, and outstanding letters of credit totaled $38.3 million and $24.2 million, respectively. Such amounts represent the maximum risk of loss on these commitments.

      The Bank is an approved Federal Home Loan Mortgage Corporation ("FHLMC") seller/servicer. At December 31, 2000, the principal balance of the loans sold or exchanged with FHLMC that remain uncollected totaled $41.1 million. The Bank is committed to service these loans.

      In connection with its asset and liability management program, the Bank was party to a protected rate agreement ("cap") that expired in 1999 and had a notional amount of $2.0 million at December 31, 1998. The premium paid in the amount of $85,000 was deferred and amortized over the five-year life of the cap. Under the terms of the cap, the Bank would have been reimbursed for increases in one-month LIBOR for any month during the term of the agreement in which such rate exceeded the "strike level" of 8.1875 percent. Interest rate cap agreements allow the Bank to limit its exposure to unfavorable interest rate fluctuations over the "capped" rate. The cap hedged income payments from mortgage-backed

--------------------------------------------------------------------------------

securities with floating interest rates that were subject to a lifetime cap. The Bank was also party to an interest rate swap contract, which effectively adjusted the short-term interest rate on a security sold under agreement to repurchase borrowing to a long-term fixed interest rate. Under the terms of the contract, the Bank was required to make a fixed interest rate payment equal to
6.16 percent of a notional amount of $10.0 million, and received a payment equal to three-month LIBOR. The agreement expired on October 2, 1998. These agreements were subject to the counter party's ability to perform in accordance with the terms of the agreement. The Company's risk of loss on the interest rate cap was equal to the unamortized premium paid to enter into this agreement, while the risk of loss on the interest rate swap was the fair value amount to be paid to terminate the contract.

      The Company, from time to time, enters into forward commitments to sell residential first mortgage loans to reduce market risk associated with originating and holding loans for sale. A risk associated with these commitments arises from the Company's potential inability to generate loans to fulfill the contracts. To control the risk associated with changes in interest rates, the Company may also use options to hedge loans closed and expected to close. No such contracts were outstanding at December 31, 2000 and 1999.

      The Bank is required to report deposits directly to the Federal Reserve and to maintain reserves on a portion of these deposits. At December 31, 2000, the reserve requirement for the Bank totaled $8.3 million.

      The Company is party to various legal proceedings arising in the ordinary course of business, none of which, in the opinion of management, based on advice from legal counsel, will have a material adverse effect on the Company's consolidated financial position or results of operations.

18. EMPLOYEE BENEFIT PLANS

Executive Incentive Bonus Plan

      The Company provides an Executive Incentive Bonus Plan whereby certain key officers of the Company and/or the Bank (two of whom are directors and stockholders at December 31, 2000) are entitled to compensation in addition to their salaries at varying percentages of the Company's or Bank's net income (as defined). The total amount of such additional compensation cannot exceed 15 percent of the Company's net income (as defined) in any year. During 2000, 1999 and 1998, such additional compensation aggregated $2,435,000, $2,061,000 and $1,694,000, respectively.

Employee Stock Ownership Plan (With Code Section 401(k) Provisions)

      The Company maintains for the benefit of its employees an Employee Stock Ownership Plan (With Code Section 401(k) Provisions) ("KSOP").

      The 401(k) feature of the KSOP allows eligible employees of the Company and its affiliates to elect investment of their voluntary contributions in a fund that purchases common stock of the Company or in nine other investment funds. Employees may elect to defer, through voluntary contributions, up to fifteen percent of compensation ($10,500 maximum in 2000), and the Company can elect to match fifty percent of the employee's voluntary contributions up to a maximum of four percent of the employee's compensation. Employer matching contributions for the years ended December 31, 2000, 1999 and 1998, aggregated $379,000, $339,000 and $289,000, respectively.

      Under the Employee Stock Ownership feature, covering substantially all of the Company's full-time employees, the annual cash optional contribution determined by the Board of Directors, intended to be used to pay fees and invest any excess primarily in the Company's common stock, was $100,000, $120,000 and $240,000 for the years ended December 31, 2000, 1999 and 1998, respectively. Shares purchased with the Company's contribution are allocated to participants on the basis of their relative compensation (as defined). The cumulative amount of shares allocated vest over the first seven years of a participant's service. After completion of seven years of credited service, all shares allocated (and to be allocated) are fully vested.

      Tappan Zee also had an Employee Stock Ownership Plan (the "ESOP") for the benefit of eligible Tarrytowns employees, which was assumed by the Company upon its acquisition of Tarrytowns in 1998, and merged with the KSOP on September 30, 1999. In 1995, the ESOP borrowed approximately $1.3 million from Tappan Zee (assumed by the Company) and used the funds to purchase 167,650 shares (as adjusted for common stock splits and dividends) of Company common stock. The Bank makes monthly contributions to the KSOP sufficient to fund the debt service requirements over the ten-year term of the loan. The unallocated shares are held in a suspense account by the KSOP trustee, and a portion of such shares are allocated to all KSOP participants at each year end. (Prior to the merger of the ESOP with the KSOP, shares released were allocated to Tarrytown's participants only). Shares released from the suspense account are allocated to participants on the basis of their relative compensation (as defined). Participants become vested in the shares allocated to their respective accounts in the same manner as described in the preceding

--------------------------------------------------------------------------------

paragraph for optional contributions. Shares allocated to Tarrytowns' participants prior to merger of the ESOP and KSOP were 100 percent vested upon the change in control of Tappan Zee. Any forfeited shares are allocated to other participants based on compensation (as defined). Shares allocated to participants or committed for release to participants totaled 16,959, 17,089 and 18,011 at December 31, 2000, 1999 and 1998, respectively. Expense recognized with respect to such shares released amounted to $199,000, $266,000 and $198,000 for the years ended December 31, 2000, 1999 and 1998, respectively, based on the average fair value of Company common stock for each period. The cost of the 61,408 shares that have not yet been committed to be released to participant accounts at December 31, 2000 of $553,000 is included in common stock held for benefit plans, which is reflected as a reduction of stockholders' equity. The fair value of these shares was approximately $0.8 million at that date.

Key Employees' Supplemental Investment Plans

      The Bank maintains a Key Employees' Supplemental Investment Plan ("KESIP"). The KESIP was established solely for the purpose of providing, to certain key management personnel who participate in the KSOP, benefits attributable to contribution allocations that would otherwise be made under the KSOP but for Internal Revenue Service ("IRS") limitations. Under the KESIP, salary reduction contributions may be made in excess of the limitations on annual contributions imposed by Internal Revenue Code Section 415, and the Bank shall elect to match up to fifty percent of the employee's voluntary KESIP contribution (to the extent such election is made under the KSOP), not to exceed four percent of the employee's compensation (less the amount of the employer matching contribution under the KSOP). The Bank must also contribute an amount equivalent to the KSOP optional contribution that would otherwise have been made to participating employees in the KSOP had it not been for IRS limitations. The Bank's matching and optional contributions under the KESIP for the years ended December 31, 2000, 1999 and 1998 were $53,000, $50,000 and $14,000, respectively.

      Effective September 1, 1998, the Bank amended the KESIP as a result of changes in accounting required by Emerging Issues Task Force Consensus No. 97-14, "Accounting for Deferred Compensation Arrangements Where Amounts Earned are in a Rabbi Trust and Invested" ("EITF Consensus No. 97-14"), which prescribes accounting for deferred compensation plans in which investments are made in company stock. The amendment revises the KESIP so that all compensation deferred into this plan is immediately invested in shares of Company stock. In addition, distributions from the KESIP will be made in Company stock. As a result of the amendment to the KESIP and application of EITF Consensus No. 97-14, the accounting for the KESIP resulted in a revaluation of the deferred compensation obligation and the shares held in trust for deferred compensation to reflect the obligation and shares held in trust at their historical cost. In addition, in accordance with EITF Consensus No. 97-14, the deferred compensation obligation and shares held in trust for deferred compensation (which is included in common stock held for benefit plans) are included as separate components of stockholders' equity.

      In 1998, the Bank also established a Key Employees Supplemental Diversified Investment Plan ("KESDIP"). The KESDIP is similar in terms to the KESIP, except that investments made by the KESDIP trust may be in diversified assets and are not limited to Company stock. The Bank's matching and optional contributions (which are reduced to the extent of contributions made to the KSOP and KESIP) under the KESDIP for the years ended December 31, 2000, 1999 and 1998 were $59,000, $77,000 and $71,000, respectively.

STOCK OPTION PLANS

      The Company provides stock option plans to the Company's Board of Directors, Tarrytowns' former Board of Directors and certain employees, which are described below, for the purchase of Company common stock at prices at least equal to the fair value of the Company's common stock on the date of grant. As discussed in Note 4, the Company has elected to continue to report compensation expense from stock options under APB No. 25, and to provide pro forma disclosures of compensation expense measured by the fair value based method as defined by SFAS No. 123.

      Pro forma information on the Company's net income and basic and diluted earnings per common share, as required by SFAS No. 123, has been determined as if the Company had accounted for its stock options under the fair value method of that standard. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model and is recognized over the options' vesting period. The following table compares the Company's net income and basic and diluted earnings per common share, as reported, to the pro forma results as if the fair value method of accounting for options prescribed by SFAS No. 123 had been applied for the years ended December 31, 2000, 1999 and 1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               (000's, except share data)
                                                 Year Ended December 31,
                                            2000            1999            1998
--------------------------------------------------------------------------------
Net income          As reported          $19,612         $16,685         $12,009
                    Pro forma             18,240          15,067          10,236

Basic earnings      As reported          $  1.18         $  1.00         $  0.74
  per common share  Pro forma               1.10            0.90            0.63

Diluted earnings    As reported          $  1.15         $  0.96         $  0.69
  per common share  Pro forma               1.07            0.87            0.59
================================================================================

Director Stock Option Plan

      In 1989 and 1998, the stockholders of the Company approved Director Stock Option Plans (the "Director Plans") for an aggregate of 728,798 and 462,000 shares (after adjustment for stock splits and dividends), respectively, of the Company's common stock to be issued to all non-employee members of the Company's Board of Directors. Under the terms of the 1998 Director Plan, as amended by the Board of Directors on March 24, 1999, each eligible director will receive, effective as of the close of each annual meeting of stockholders of the Company, a non-qualified option (after adjustment for stock splits and stock dividends) to purchase a fixed number of shares of common stock at an exercise price equal to the fair market value of such shares on the date of the grant. The number of shares subject to the option is based on the number of years of service completed by the eligible director. After two years of service, the eligible director is entitled to an option covering 1,050 shares. Each additional year of service entitles the eligible director to an option covering an additional 1,050 shares, until the director has completed 15 years of the eligible service, after which the director is entitled to an option covering 19,566 shares. The 1998 Director Plan has a term of ten years. Final awards under the 1989 Director Plan were made, effective with approval of the 1998 Director Plan. Options may not be exercised prior to the first anniversary of the date of grant and expire ten years after the date of grant. There were 374,286 shares remaining to be granted at December 31, 2000 under the 1998 Director Plan.

      Under the Tappan Zee Directors' Stock Option Plan (the "Tappan Zee Directors Plan"), which was assumed by the Company, 62,869 shares (after adjustment for stock splits and stock dividends) were authorized for issuance to outside Directors for option exercises. Option terms and conditions are similar to those under the Tappan Zee Stock Option Plan (see Employee Stock Option Plans below), except that all director options are "non-qualified" options. There have been 52,391 options issued under this plan. Upon the change in control that resulted when Tappan Zee was acquired by the Company, all options under this plan became vested. There are 10,478 shares available for future grant under this plan.

--------------------------------------------------------------------------------

         A summary of the Director Plans and the Tappan Zee Directors Plan activity and related information for the years ended December 31, 2000, 1999 and 1998 follows:

--------------------------------------------------------------------------------------------------------------
                                              2000                       1999                    1998
                                                   Weighted-                  Weighted-              Weighted-
                                                     Average                    Average                Average
                                                    Exercise                   Exercise               Exercise
                                      Options          Price     Options          Price     Options      Price
--------------------------------------------------------------------------------------------------------------
Outstanding at January 1,             423,517         $10.80     562,144         $ 8.77     510,402     $ 6.39
Granted                                83,514          12.00      82,463          13.57      97,829      17.96
Exercised                              46,783           4.78     181,959           4.76      46,087       1.98
Expired                                78,264          14.16      39,131          15.54          --         --
--------------------------------------------------------------------------------------------------------------
Outstanding at December 31,           381,984         $11.11     423,517         $10.80     562,144     $ 8.77
--------------------------------------------------------------------------------------------------------------
Exercisable at December 31,           318,036         $10.93     341,054         $10.13     464,315     $ 6.83
Weighted average fair value of
  options granted during the year       $4.02                      $5.24                     $7.12
==============================================================================================================

      The fair value of each option grant is estimated on the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2000, 1999 and 1998, respectively: dividend yields of 2.62, 1.73 and 1.40 percent; volatility factors of the expected market price of the Company's common stock of 34.45, 36.98 and 35.93 percent; risk free interest rates of 6.52, 5.69 and 5.67 percent; and expected lives of 5.50, 6.08 and 6.28 years.

--------------------------------------------------------------------------------

      The following table summarizes the range of exercise prices on stock options outstanding and exercisable for the Director Plans and the Tappan Zee Directors Plan at December 31, 2000:

----------------------------------------------------------------------------------------------------------
                                             Options Outstanding                   Options Exercisable
                                                  Weighted-
                                                    Average         Weighted-                    Weighted-
Range of                                          Remaining           Average                      Average
Exercise                           Number       Contractual          Exercise         Number      Exercise
Prices                       Outstanding               Life             Price    Exercisable         Price
----------------------------------------------------------------------------------------------------------
$  1.78  to  $ 4.56               65,790           2.74 years          $ 3.17         65,790        $ 3.17
   6.10  to    8.99               71,956           5.48                  8.20         71,956          8.20
  12.00  to   13.57              185,541           8.13                 12.89        121,593         13.35
  17.97  to   17.97               58,697           7.42                 17.97         58,697         17.97
----------------------------------------------------------------------------------------------------------
$  1.78  to  $17.97              381,984           6.59 years          $11.11        318,036        $10.93
==========================================================================================================

Employee Stock Option Plans

      Under the 1984 and 1993 Incentive Stock Option Plans and the 1997 Employee Stock Option Plan for key employees of the Company and its subsidiaries, and the Tappan Zee Stock Option Plan, which was assumed by the Company (the "Employee Stock Option Plans"), options for the issuance of both incentive and nonqualified stock options up to an aggregate of 3,671,641 shares (after adjustment for stocks splits and stock dividends) were authorized for grant at prices at least equal to the fair value of the Company's common stock at the time the options are granted (for incentive stock options, 110 percent of fair value, for grants to an employee who, at the time of the grant, owns stock aggregating 10 percent or more of the combined voting power of all classes of stock of the Company).

      For the 1984 and 1993 Incentive Stock Option Plans and the 1997 Employee Stock Option Plan, each option holder may exercise up to 50 percent of his or her options after a three month period subsequent to the grant date and may exercise the remaining 50 percent six months after the grant date. The options granted have a maximum exercisable term of ten years from the date of grant (not more than five years in the case of incentive stock options granted to an employee who, at the time of grant, owns stock aggregating 10 percent or more of the total combined voting power of all classes of stock of the Company). The option shares and related prices are adjusted for stock splits and stock dividends. There were 371,777 shares remaining to be granted at December 31, 2000 under the 1997 Employee Stock Option Plan. No additional shares will be granted under the 1984 and 1993 Incentive Stock Option Plans.

      Options under the Tappan Zee Plan have a ten-year term and vest ratably over five years from the date of grant. Each option, however, becomes fully exercisable upon a change in control of Tappan Zee or Tarrytowns, or upon the death, disability or retirement of the option holder. Upon the acquisition of Tappan Zee by the Company, all options became exercisable, except for 62,869 unvested options held at the acquisition date by the former Executive Vice President and former President pursuant to the terms of certain employment and consulting agreements. These options will vest according to the original terms of the Plan. Upon the retirement of the former President as Director Emeritus in 1999, all of his options totaling 31,435 became fully vested. At December 31, 2000, shares available for future grants totaled 41,913 for the Tappan Zee Stock Option Plan and 10,479 shares were granted but not yet vested.

      The fair value of each option grant is estimated on the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2000, 1999 and 1998, respectively: dividend yields of 2.62, 1.73 and 1.40 percent; volatility factors of the expected market price of the Company's common stock of 34.59, 37.39 and 36.63 percent; risk-free interest rates of 6.27, 5.26 and 5.56 percent; and expected lives of 5.97, 6.09 and 5.98 years.

--------------------------------------------------------------------------------

      A summary of the Employee Stock Option Plans' activity and related information for the years ended December 31, 2000, 1999 and 1998 follows:

------------------------------------------------------------------------------------------------------------
                                             2000                     1999                  1998
                                                 Weighted-                Weighted-                Weighted-
                                                   Average                  Average                  Average
                                                  Exercise                 Exercise                 Exercise
                                        Options      Price       Options      Price       Options      Price
------------------------------------------------------------------------------------------------------------
Outstanding at January 1,             1,833,018     $ 9.36     1,601,042     $ 8.56     1,819,881     $ 5.77
Granted                                 338,560      13.82       289,917      12.95       309,871      17.66
Exercised                               215,039       3.87        47,777       2.73       528,710       4.30
Expired                                 112,141      10.64        10,164      16.21            --         --
------------------------------------------------------------------------------------------------------------
Outstanding at December 31,           1,844,398     $10.74     1,833,018     $ 9.36     1,601,042     $ 8.56
------------------------------------------------------------------------------------------------------------
Exercisable at December 31,           1,833,920     $10.75     1,812,062     $ 9.37     1,498,319     $ 8.36
Weighted average fair value of
  options granted during the year        $ 4.72                   $ 4.91                   $ 6.91
============================================================================================================

      The following table summarizes the range of exercise prices on stock options outstanding and exercisable under the Employee Stock Option Plans at December 31, 2000:

---------------------------------------------------------------------------------------------------------------
                                        Options Outstanding                           Options Exercisable
                                                 Weighted-
                                                   Average         Weighted-                        Weighted-
Range of                                         Remaining           Average                          Average
Exercise                    Number             Contractual          Exercise          Number         Exercise
Prices                 Outstanding                    Life             Price     Exercisable            Price
---------------------------------------------------------------------------------------------------------------
$ 1.86  to  $ 4.61         409,543                2.52 years          $ 2.74         409,543           $ 2.74
  5.90  to    8.99         318,002                3.63                  7.12         307,524             7.06
 12.92  to   14.94         817,900                8.15                 13.68         817,900            13.68
 15.30  to   19.76         298,953                7.33                 17.53         298,953            17.53
---------------------------------------------------------------------------------------------------------------
$ 1.86  to  $19.76       1,844,398                5.99 years          $10.74       1,833,920           $10.75
===============================================================================================================

Recognition and Retention Plans ("RRP Plans")

      The Tappan Zee Financial, Inc. Recognition and Retention Plan for Officers and Employees ("Employees Plan") and the Tappan Zee Financial, Inc. Recognition and Retention Plan for Outside Directors ("Directors Plan"), were assumed by the Company. Total shares (adjusted for stock splits and dividends) authorized are 58,677 for the Employees Plan and 25,148 for the Directors Plan.

      Effective July 10, 1996, initial stock awards were made under the Employees Plan and the Directors Plan for 41,913 shares and 25,148 shares, respectively. An additional grant of 1,294 shares was made under the Employees Plan in 1997. These awards vest over five years from the date of grant; however, immediate vesting occurs upon a change in control of Tappan Zee or Tarrytowns, or upon the death, disability or retirement of the participant. Upon the acquisition of Tappan Zee by the Company, 15,866 shares were immediately vested. Shares awarded to the former Executive Vice President and former President aggregating 25,148 were not then vested pursuant to the terms of a certain employment and consulting agreement. However, in 1999, upon retirement of the former President of Tappan Zee as Director Emeritus, all of his RRP shares totaling 8,381 were vested. The fair value of the shares awarded under the plans totaled $616,000 at the grant dates. The remaining recorded value of the shares not yet vested of $38,000 is being amortized to compensation expense on a straight-line basis over the five-year vesting period. Compensation expense of $38,000, $99,000 and $243,000 was recognized during the years ended December 31, 2000, 1999 and 1998, respectively, of which $166,000 is included in merger related expenses in 1998 as a result of acceleration of vesting attributable to the Tappan Zee acquisition.

Pension Plans

      All of Tarrytowns' eligible employees were included in a noncontributory, multiple-employer defined benefit pension plan (the "Employee Pension Plan"). The annual contributions to the Employee Pension Plan were based on actuarially determined funding requirements. On September 1, 1998, Tarrytowns elected to terminate the Employee Pension Plan and benefits under the Employee Pension Plan were frozen as of October 1, 1998. An accrual of $0.4 million was made during the year ended December 31, 1998 to provide for additional contributions that were estimated to be required at the time of the Tappan Zee acquisition to fully fund the Employee Pension Plan for purposes of its termination and planned

--------------------------------------------------------------------------------

distributions of vested amounts to participants. Approximately $0.3 million of the accrual was reversed in 1999 as the accumulated benefit obligation decreased due to an increase in interest rates and the applicable discount rate used to compute the obligations. All benefits due to eligible employees aggregating $950,000 were distributed in January 2000. Employee Pension Plan (income) expense for the years ended December 31, 1999 and 1998 was $(296,000) and $416,000 (all of which is included in 1998 merger related expenses), respectively.

Director Retirement Plans

      Effective May 19, 1999, the Company adopted the Retirement Plan for non-employee Directors of U.S.B. Holding Co., Inc. and Certain Affiliates (the "Plan"). A non-employee Director who has served for a period of fifteen years is eligible to receive benefits. Upon retirement, the non-employee Director shall be paid $2,000 per month for a period not to exceed ten years. In the event of death of the non-employee Director, after commencement of retirement payments but prior to the conclusion of the ten year payment period, the payments shall be paid to his or her spouse at a rate of 50 percent of the retirement payment over the remaining term of the retirement payment period, or through the date of the spouse's death if it occurs prior to completion of the payment period. Alternatively, the retiree may choose a lump sum payment equivalent to the present value of $200,000, discounted based on an interest rate equal to the average ten-year advance rate from the Federal Home Loan Bank, for the thirty days prior to the election. The Plan is unfunded. At December 31, 2000 and 1999, the Company has recorded a liability of $387,000 and $552,000 to provide for the actuarial present value of payments expected to be made under the Plan, substantially all of which relates to prior service cost. The discount rate used to compute the present value obligation is 7.25 percent and 6.75 percent, respectively. At December 31, 2000 and 1999, an intangible asset of $423,000 and $472,000, respectively is recorded, which reflects the unamortized prior year service cost, which is being amortized over the average remaining service period of the current non-employee Directors. Benefit cost for the Plan for the years ended December 31, 2000 and 1999 was approximately $77,000 and $80,000, of which $7,000 and $10,000 represents current service cost, $41,000 and $43,000 represents amortization of prior service cost and $29,000 and $27,000 represents interest, respectively. Payments made under the Plan in 2000 to retired non-employee Directors amounted to $193,000.

      Tarrytowns also had a retirement plan for directors, which was a nonqualified plan that became effective upon the Conversion. Outside Directors were participants in this unfunded plan only if they had elected not to participate in the Deferred Compensation Plan described below. Participants in the Directors' retirement plan who have attained age 65 and completed ten or more years of service (including past service as a Director of Tarrytowns) would receive an annual retirement benefit equal to the aggregate Director compensation received (excluding stock compensation) for the final year of board service. Reduced benefits apply for shorter service periods and for early retirement. Pension expense was not significant. This plan was terminated effective August 31, 1998, benefits were frozen at that date and vested benefits were paid to participants in November 1998.

Deferred Compensation Plan

      The Bank has a nonqualified Deferred Compensation Plan for former Tarrytowns' Directors, which was assumed from Tarrytowns. Under the Deferred Compensation Plan, eligible Directors deferred all or part of their compensation (including compensation paid to officer-directors for service as an officer). Deferred amounts were applied to either the purchase of (i) a life insurance policy, in which case the amount of deferred benefits payable is based on the value of expected death benefit proceeds, or (ii) Company common stock and other investments, in which case the amount of deferred benefits payable is based on the investment performance of the investments made. Deferred benefits are paid in installments over a ten year period beginning upon termination of service. In the event of a change in control of Tappan Zee or Tarrytowns, which occurred upon the acquisition of Tappan Zee by the Company, the plan required full funding of any previously purchased life insurance contracts. However, the Board of Directors of Tarrytowns waived this requirement. The Bank has established a trust fund with an independent fiduciary for the purpose of accumulating funds to be used to satisfy its obligations under this plan.

      The accumulated projected benefit obligation of the Deferred Compensation Plan aggregated $1.1 million at December 31, 2000 and $1.2 million at December 31, 1999. The present value of the accumulated projected benefit obligation is based on a discount rate of 6.0 percent for each of the two years. Expenses for this plan for the years ended December 31, 2000 and 1999 were $72,000 for both years, and for the year ended December 31, 1998 was $569,000 (of which $392,000 is recorded as part of merger related expenses in 1998 to provide for the full present value obligation of the Plan).

      For financial reporting purposes, the cash surrender value of the life insurance contracts are not considered plan assets but instead are included in the Company's Consolidated Statements of Condition. At December 31, 2000, 1999 and 1998, the cash surrender values of purchased life insurance policies were approximately $425,000, $393,000 and $331,000, respectively. The total death benefits payable under the insurance policies amounted to approximately $1.0 million at December 31, 2000. Although the Company may be obligated for certain

--------------------------------------------------------------------------------

cash payments prior to the receipt of proceeds from the purchased life insurance policies, the Company should ultimately be partially reimbursed from such life insurance proceeds.

Postretirement Health Care Benefits

      Substantially all Tarrytowns employees were eligible for postretirement health care (medical and dental) benefits if they met certain age and length of service requirements. This plan was terminated on September 1, 1998, and only employees vested on that date will continue to receive benefits under this plan. A liability of $0.3 million has been recorded to provide for the present value of future obligations under this plan.

      The Bank also has established a Postretirement Health Care Plan. Under this plan, eligible retirees are entitled to participate in the Bank's group health care plan but are responsible for premium payments.

19. DISSOLUTION OF U.S.B. REALTY CORP.

      In October 1998, the Bank's Real Estate Investment Trust subsidiary, Realty Corp., was dissolved in a tax-free liquidation. For the year ended December 31, 1998, net income includes a reduction of tax expense, net of associated expenses, of $1.9 million resulting from the tax free liquidating distributions of earnings from Realty Corp.

20. SEGMENT INFORMATION

      SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"), establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosure about products and services, geographic areas and major customers. The statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assess performance. The statement also requires that public business enterprises report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. It also requires that information be reported about revenues derived from the enterprises' products or services, or about the countries in which the enterprises earn revenues and holds assets, and about major customers, regardless of whether that information is used in making operating decisions.

      The Company has one reportable segment, "Community Banking." All of the Company's activities are interrelated, and each activity is dependent and assessed based upon how each of the activities of the Company supports the others. For example, commercial lending is dependent upon the ability of the Bank to fund itself with deposits and other borrowings and to manage interest rate and credit risk. This situation is also similar for consumer and residential mortgage lending. Accordingly, all significant operating decisions are based upon analysis of the Company as one operating segment or unit.

      General information required by SFAS No. 131 is disclosed in the Consolidated Financial Statements and accompanying notes. The Company operates only in the U.S. domestic market, specifically the lower Hudson Valley, which includes the counties of Rockland, Westchester, Orange, Putnam and Dutchess, New York, as well as New York City and Long Island, New York, northern New Jersey and southern Connecticut. For the years ended December 31, 2000, 1999 and 1998, there is no customer that accounted for more than 10 percent of the Company's revenue.

--------------------------------------------------------------------------------

21. CONDENSED FINANCIAL INFORMATION OF U.S.B. HOLDING CO., INC. (PARENT COMPANY
ONLY)

      Condensed statements of condition are as follows:

-----------------------------------------------------------------------------------------------------------
                                                                                       (000's)
                                                                                     December 31,
                                                                            2000                       1999
-----------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                               $  3,008                   $  2,544
Securities available for sale (at estimated fair value)                      589                        700
Investment in common stock of subsidiaries                               133,295                    114,192
Other assets                                                               3,740                      2,720
-----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                            $140,632                   $120,156
===========================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Other liabilities                                                       $  2,755                   $  3,745
Corporation - Obligated mandatory redeemable
     capital securities of subsidiary trust                               20,000                     20,000
Stockholders' equity                                                     117,877                     96,411
-----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $140,632                   $120,156
===========================================================================================================

         Condensed statements of income are as follows:

-----------------------------------------------------------------------------------------------------------
                                                                                         (000's)
                                                                                Year Ended December 31,
                                                                            2000          1999         1998
-----------------------------------------------------------------------------------------------------------
Income:
Dividends from subsidiaries                                             $ 11,800      $  7,000     $  4,400
Gain on securities transactions                                               28            61           --
Other income                                                                 106            68          173
-----------------------------------------------------------------------------------------------------------
Total income                                                              11,934         7,129        4,573
-----------------------------------------------------------------------------------------------------------
Expenses:
Interest on Corporation-Obligated mandatory redeemable
    capital securities of subsidiary trust                                 1,952         1,952        1,952
Other expenses                                                               676           704          712
Merger related expenses                                                       --            --        2,759
-----------------------------------------------------------------------------------------------------------
Total expenses                                                             2,628         2,656        5,423
-----------------------------------------------------------------------------------------------------------
Income (loss) before equity in undistributed income of subsidiaries
    and benefit for income taxes                                           9,306         4,473         (850)
Equity in undistributed income of subsidiaries                             9,416        11,433       11,710
Income tax benefit                                                           890           779        1,149
-----------------------------------------------------------------------------------------------------------
NET INCOME                                                              $ 19,612      $ 16,685     $ 12,009
===========================================================================================================

--------------------------------------------------------------------------------

      Condensed statements of cash flow are as follows:

-------------------------------------------------------------------------------------------------------------------
                                                                                                  (000's)
                                                                                          Year Ended December 31,
                                                                                   2000          1999          1998
-------------------------------------------------------------------------------------------------------------------
Operating activities:

Net income                                                                     $ 19,612      $ 16,685      $ 12,009
Adjustments to reconcile net income to net cash provided by (used for)
       operating activities:
         Gain on securities transactions                                            (28)          (61)           --
         Gain on sale of other assets                                               (39)           --            --
         Merger expenses (paid) accrued not paid                                     --          (945)          997
         Equity in undistributed income of subsidiaries                          (9,416)      (11,433)      (11,710)
         Tappan Zee fiscal year conversion                                           --            --          (334)
Other - net                                                                      (1,873)        3,023        (1,443)
-------------------------------------------------------------------------------------------------------------------
Net cash provided by (used for) operating activities                              8,256         7,269          (481)
-------------------------------------------------------------------------------------------------------------------
Investing activities:

Proceeds from sale of available for sale securities                                 185           144            --
Purchase of available for sale securities                                            --          (632)       (2,622)
Capital contribution of available for sale securities to subsidiary                  --            --         2,557
Proceeds from principal payments of available for sale securities                    --            --             7
Other - net                                                                         149            --            --
-------------------------------------------------------------------------------------------------------------------
Net cash provided by (used for) investing activities                                334          (488)          (58)
-------------------------------------------------------------------------------------------------------------------
Financing activities:

Dividends paid - Common                                                         (5,078)       (4,312)       (3,447)
Net proceeds from exercise of common stock options and related tax benefit        1,646         1,855         3,598
Proceeds from sale of treasury stock                                                 --            --             1
Purchases of treasury stock                                                      (4,694)       (4,241)       (1,358)
-------------------------------------------------------------------------------------------------------------------
Net cash used for financing activities                                           (8,126)       (6,698)       (1,206)
-------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                                    464            83        (1,745)
Cash and cash equivalents at beginning of year                                    2,544         2,461         4,206
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                       $  3,008      $  2,544      $  2,461
===================================================================================================================

Independent Auditors' Report
--------------------------------------------------------------------------------

To the Board of Directors and Stockholders
U.S.B. Holding Co., Inc.

We have audited the accompanying consolidated statements of condition of U.S.B. Holding Co., Inc. and its subsidiaries (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of U.S.B. Holding Co., Inc. and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

January 29, 2001
Stamford, Connecticut

Management Report
--------------------------------------------------------------------------------

January 29, 2001

To the Stockholders
U.S.B. Holding Co., Inc.

The management of U.S.B. Holding Co., Inc. (the "Company") is responsible for the preparation, integrity, and fair presentation of its published financial statements and all other information presented in this annual report. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and, as such, include amounts based on informed judgments and estimates made by management.

The financial statements have been audited by an independent accounting firm, Deloitte & Touche LLP, which was given unrestricted access to all financial records and related data, including minutes of all meetings of stockholders, the Board of Directors and committees of the Board. Management believes that all representations made to the independent auditors during their audit were valid and appropriate. The independent auditors' report is presented on page 53.

Internal Control

Management is responsible for establishing and maintaining effective internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with accounting principles generally accepted in the United States of America, and for the Company's bank subsidiary, Union State Bank, in conformity with the Federal Financial Institutions Examination Council instructions for Consolidated Reports of Condition and Income ("Call Report Instructions"). The internal control contains monitoring mechanisms and actions that are taken to correct deficiencies identified.

There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

Management assessed the Company's internal control over financial reporting, including safeguarding of assets, for financial presentations in conformity with accounting principles generally accepted in the United States of America and, for Union State Bank, in conformity with the Call Report Instructions as of December 31, 2000. This assessment was based on criteria for effective internal control over financial reporting, including safeguarding of assets, established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management believes that the Company maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with accounting principles generally accepted in the United States of America, and for its bank subsidiary, the Call Report Instructions as of December 31, 2000.

--------------------------------------------------------------------------------

Compliance with Laws and Regulations

Management is also responsible for ensuring compliance with the federal laws and regulations concerning loans to insiders and the federal and state laws and regulations concerning dividend restrictions, both of which are designated by the FDIC as safety and soundness laws and regulations.

Management assessed its compliance with those designated safety and soundness laws and regulations and has maintained records of its determinations and assessments as required by the FDIC. Based on this assessment, management believes that Union State Bank has complied, in all material respects, with the designated safety and soundness laws and regulations referred to above for the year ended December 31, 2000.


               /s/ Thomas E. Hales                      /s/ Steven T. Sabatini
               Thomas E. Hales                          Steven T. Sabatini
               Chairman, President and                  Senior Executive
               Chief Executive Officer                  Vice President and
                                                        Chief Financial Officer

Independent Accountants' Report
--------------------------------------------------------------------------------

To the Board of Directors
U.S.B. Holding Co., Inc.

We have examined management's assertion, included in the accompanying Management Report, that U.S.B. Holding Co., Inc. (the "Company") maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with accounting principles generally accepted in the United States of America and for the Company's bank subsidiary, Union State Bank, the Federal Financial Institutions Examination Council Instructions for Consolidated Reports of Condition and Income ("Call Report Instructions") as of December 31, 2000 based on the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the "COSO Report"). Management is responsible for maintaining effective internal control over financial reporting. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of internal control over financial reporting, testing and evaluating the design and operating effectiveness of internal control and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control over financial reporting to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that the Company maintained effective internal control over financial reporting, including safeguarding of assets, presented in conformity with accounting principles generally accepted in the United States of America and, for its bank subsidiary, Union State Bank, the Call Report Instructions as of December 31, 2000 is fairly stated, in all material respects, based on the criteria established in the COSO Report.

/s/ Deloitte & Touche LLP

January 29, 2001
Stamford, Connecticut

Management Discussion and Analysis
of Financial Condition and Results of Operations
--------------------------------------------------------------------------------

      This section presents discussion and analysis of the financial condition and results of operations of U.S.B. Holding Co., Inc. (the "Company") and its subsidiaries, including its banking subsidiaries, Union State Bank (the "Bank") and its wholly-owned subsidiaries, U.S.B. Realty Corp. ("Realty Corp.") through October 29, 1998, its date of dissolution, Dutch Hill Realty Corp., U.S.B. Financial Services, Inc. and TPNZ Preferred Funding Corp. ("TPNZ") from April 30, 1999, and Tarrytowns Bank, FSB ("Tarrytowns") through April 30, 1999, the date of its merger with and into the Bank, and its wholly-owned subsidiary TPNZ through the date of merger. This discussion and analysis should be read in conjunction with the consolidated financial statements and supplemental financial data contained elsewhere in this report.

Selected Financial Data                                               (000's, except share data)
----------------------------------------------------------------------------------------------------------------------------
                                                                         Year Ended December 31,
                                                        2000            1999            1998            1997            1996
----------------------------------------------------------------------------------------------------------------------------
Operating Results:
Total interest income                            $   135,320     $   106,817     $    90,542     $    80,136     $    65,702
Total interest expense                                75,672          53,968          47,414          41,785          31,676
----------------------------------------------------------------------------------------------------------------------------
Net interest income                                   59,648          52,849          43,128          38,351          34,026
Provision for loan losses                              3,125           2,285           1,239           2,362           2,344
Income before income taxes                            29,880          26,585          15,381          16,521          15,369
Net income                                            19,612          16,685          12,009          11,499          10,269
Basic earnings per common share                         1.18            1.00            0.74            0.71            0.62
Diluted earnings per common share                       1.15            0.96            0.69            0.66            0.59
Cash dividends per common share                         0.31            0.26            0.21            0.16            0.12
Weighted average common shares                    16,541,009      16,673,717      16,268,453      16,098,560      16,086,901
Adjusted weighted average common shares           17,053,579      17,354,626      17,377,748      17,460,326      16,919,838
============================================================================================================================

                                                                                 December 31,
                                                       2000           1999           1998           1997           1996
-----------------------------------------------------------------------------------------------------------------------
Financial Position:
Total loans, net                                 $1,075,443     $  916,816     $  722,479     $  613,732     $  552,879
Total assets                                      1,886,265      1,646,371      1,288,812      1,152,743        925,290
Total deposits                                    1,489,487      1,141,749        958,640        902,788        780,607
Borrowings                                          243,244        373,775        200,115        133,803         59,692
Corporation-Obligated mandatory redeemable
   capital securities of subsidiary trust            20,000         20,000         20,000         20,000             --
Stockholders' equity                                117,877         96,411         97,439         85,878         78,092
=======================================================================================================================

                                                                 Quarterly Results of Operations
-------------------------------------------------------------------------------------------------------------------------------
                                              2000 Quarters                                        1999 Quarters
                                    Fourth        Third      Second       First      Fourth       Third      Second       First
-------------------------------------------------------------------------------------------------------------------------------
Interest income                    $35,529      $34,886     $33,568     $31,337     $29,567     $28,329     $25,660     $23,261
Net interest income                 14,857       14,787      15,117      14,887      14,244      14,304      12,706      11,595
Provision for loan losses            1,900*         275         500         450         675         700         302         608
Income before income taxes           6,662        7,715       7,718       7,785       7,626       7,073       6,374       5,512
Net income                           4,473        5,046       5,033       5,060       4,799       4,428       3,983       3,475
Basic earnings per
    common share                      0.27         0.30        0.30        0.31        0.29        0.27        0.24        0.21
Diluted earnings per
    common share                      0.26         0.30        0.29        0.29        0.28        0.26        0.23        0.20
===============================================================================================================================

* The increase in the provision for loan losses over the prior quarter reflects an increase in nonperforming loans. See Note 6 to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                                                                        (000's, except percentages)
Average Balances and Interest Rates                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                     2000                             1999                           1998
                                      Average                 Yield/   Average                 Yield/    Average              Yield/
                                      Balance      Interest    Rate    Balance      Interest    Rate     Balance    Interest   Rate
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

Interest earning assets:

Interest bearing deposits           $      172   $       10    5.81%  $      726   $       34   4.68%  $    2,145  $       68  3.17%

Federal funds sold                      32,314        2,045    6.33       25,548        1,277   5.00       29,675       1,595  5.37

Securities
    U.S. Treasury and
         government agencies           196,559       14,436    7.34      121,114        8,577   7.08       88,945       6,392  7.19
    Mortgage-backed
         securities                    378,645       25,532    6.74      372,671       23,599   6.33      298,042      19,448  6.53
    Obligations of states and
         political subdivisions         58,967        4,786    8.12       57,371        4,609   8.03       60,564       4,941  8.16
    Corporate securities,
         FHLB stock and other
         securities                     34,959        2,399    6.86       26,056        1,703   6.54       16,044       1,156  7.21

Loans, net                           1,003,279       87,979    8.77      815,709       68,701   8.42      657,171      58,735  8.94
------------------------------------------------------------------------------------------------------------------------------------
Total interest earning assets        1,704,895      137,187    8.05%   1,419,195      108,500   7.65%   1,152,586      92,335  8.01%
------------------------------------------------------------------------------------------------------------------------------------
Non-interest earning assets:
Other assets                            58,282                            57,517                           59,508
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               $1,763,177                        $1,476,712                       $1,212,094
===================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest bearing liabilities:

Deposits:
    NOW                             $   75,811   $      784    1.03%  $   64,634   $      938   1.45%  $   57,739  $      897  1.55%
    Money market                        61,652        1,830    2.97       47,040        1,078   2.29       45,456       1,174  2.58
    Savings                            340,301       13,018    3.83      351,211       12,094   3.44      300,068      11,727  3.91
    Time                               681,156       41,258    6.06      443,759       22,703   5.12      436,811      24,382  5.58
------------------------------------------------------------------------------------------------------------------------------------
Total interest bearing               1,158,920       56,890    4.91      906,644       36,813   4.06      840,074      38,180  4.54
    deposits

Federal funds purchased,
    securities sold under
    agreements to repurchase
    and FHLB advances                  291,313       16,830    5.78      282,226       15,203   5.39      128,277       7,282  5.68

Corporation - Obligated
    mandatory redeemable
    capital securities of
    subsidiary trust                    20,000        1,952    9.76       20,000        1,952   9.76       20,000       1,952  9.76
------------------------------------------------------------------------------------------------------------------------------------
Total interest bearing liabilities   1,470,233       75,672    5.15%   1,208,870       53,968   4.46%     988,351      47,414  4.80%
------------------------------------------------------------------------------------------------------------------------------------
Non-interest bearing liabilities
    and stockholders' equity:
Demand deposits                        178,281                           155,166                          122,847
Other liabilities                       11,097                            15,342                            9,889
Stockholders' equity                   103,566                            97,334                           91,007
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               $1,763,177                        $1,476,712                       $1,212,094
===================================================================================================================================

NET INTEREST INCOME                              $   61,515                        $   54,532                      $   44,921
===================================================================================================================================
NET YIELD ON INTEREST
  EARNING ASSETS (NET
  INTEREST MARGIN)                                             3.61%                            3.84%                          3.90%
===================================================================================================================================

The statistical data contained herein has been adjusted to a tax equivalent basis, based on the Federal statutory tax rate of 35% and the applicable state tax rate.

--------------------------------------------------------------------------------

      Forward-Looking Statements: The Company has made, and may continue to make, various forward-looking statements with respect to earnings, credit quality and other financial and business matters for periods subsequent to December 31, 2000. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

      In addition to the underlying factors and assumptions previously disclosed by the Company and identified elsewhere herein, the following factors and assumptions could cause actual results to differ materially from such forward-looking statements: competitive pressures on loan and deposit product pricing; other actions of competitors; changes in economic conditions, including changes in interest rates and the shape of the U.S. Treasury yield curve; changes in the credit quality of borrowers; the extent and timing of actions of the Federal Reserve Board; customer deposit disintermediation; changes in customers' acceptance of the Bank's products and services; increases in Federal and state income taxes and/or the Company's effective income tax rate; and the extent and timing of legislative and regulatory actions and reform, including the Gramm-Leach-Bliley Act enacted in 1999.

      The Company's forward-looking statements are only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Summary of Results

      The Company (including results reported for the Bank prior to the Company's formation as a holding company) reported its twenty-second consecutive year of increased net income in 2000. Net income was $19.6 million for the year ended December 31, 2000, a 17.5 percent increase over 1999. Net income was $16.7 million for the year ended December 31, 1999, a 38.9 percent increase over 1998 net income of $12.0 million. Net income for the year ended December 31, 1998 includes expenses related to the acquisition of Tappan Zee, including payments required under employment contracts and benefit plans, investment banking fees, printing costs, and professional fees incurred in connection with the acquisition ("merger related expenses"). Such expenses approximated $3.3 million, net of tax. The 1998 period also includes a reduction of tax expense, net of associated expenses, of approximately $1.9 million resulting from tax free liquidating distributions of earnings from the Bank's Real Estate Investment Trust subsidiary, Realty Corp. Excluding this net tax benefit and merger related expenses ("non-recurring items"), net income for the year ended December 31, 1998 was $13.4 million. The 1999 increase in net income over 1998 net income, adjusted for non-recurring items, was $3.3 million or 24.3 percent.

      The increase in 2000 net income, compared to the prior year primarily reflects higher net interest income, service charges and fees and other income, and a lower effective income tax rate, partially offset by higher operating expenses and provision for loan losses and lower securities gains. The increased net income for 1999 compared to 1998, before the effects of nonrecurring items, reflects higher net interest income, service charges and fees and other income, partially offset by higher operating expenses, provision for loan losses and provision for income taxes, and lower security gains.

      Diluted earnings per common share of $1.15 in 2000, increased 19.8 percent over the $0.96 recorded in 1999, while diluted earnings per common share increased 39.1 percent in 1999 compared to the $0.69 recorded in 1998, reflecting higher net income. Excluding the effects of non-recurring items in 1998, diluted earnings per common share increased $0.19 or 24.7 percent in 1999 over the prior year.

      Return on average common stockholders' equity was 18.93 percent in 2000, compared to 17.13 percent in 1999 and 13.15 percent in 1998 (14.70 percent, excluding non-recurring items). Return on average total assets in 2000 was 1.11 percent, compared to 1.13 percent in 1999 and 0.99 percent in 1998 (1.11 percent excluding non-recurring items).

      Net interest income for 2000 rose to $59.6 million, a 12.9 percent increase over the $52.8 million recorded in 1999, while 1999 net interest income increased 22.5 percent compared to the $43.1 million recorded in 1998. These increases result principally from continuing growth of interest earning assets, primarily loans and security investments, while the net interest margin narrowed in each year. The net interest margin on a tax equivalent basis decreased to
3.61 percent in 2000, compared to 3.84 percent in 1999 and 3.90 percent in 1998, as a result of a continuing flat yield curve and the effects of additional leveraging of the balance sheet and, in 2000, an increasing interest rate environment. Non-interest income for 2000 and 1999 decreased $173,000 and $120,000 compared to 1999 and 1998, respectively, as a result of lower security gains, partially offset by higher service charges and fees and other income.

      The overall increases in revenues were partially offset by 8.5 percent and
8.3 percent increases in non-interest expense (excluding merger related expenses and $513,000 of expenses incurred in connection with the liquidation of Realty Corp. in 1998) in 2000 and 1999, respectively, reflecting increases in costs such as salaries and employee benefits, occupancy and equipment expense and other costs, as a result of the continuing growth

--------------------------------------------------------------------------------

of the Company and its investment in people, new products, branches and technology. A lower effective income tax rate in 2000, compared to the preceding year, also had a favorable effect on 2000 net income, while 1999 income taxes and effective tax rate were higher compared to 1998 due to the tax benefit resulting from the liquidation of Realty Corp in 1998. The effective income tax rate decreased in 2000 to 34.4 percent and increased in 1999 to 37.2 percent from 21.9 percent in 1998. Excluding the effects of the liquidation of Realty Corp. and non-deductible merger related expenses, the effective income tax rate for 1998 was 33.8 percent.

      The Company's total capital ratio under the risk-based capital guidelines exceeds regulatory guidelines of eight percent, as the total ratio equaled 11.93 percent and 13.56 percent at December 31, 2000 and 1999, respectively. The leverage capital ratio was 7.12 percent at December 31, 2000 and 7.73 percent at December 31, 1999, which exceeds the regulatory guideline of three percent.

Interest Differential

The following table sets forth the dollar amount of changes in interest income, interest expense and net interest income between the years ended December 31, 2000 and 1999, and the years ended December 31, 1999 and 1998, on a tax equivalent basis.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                           (000's)
                                                                     2000 Compared to 1999                 1999 Compared to 1998
                                                                       Increase (Decrease)                   Increase (Decrease)
                                                                          Due to Change in                      Due to Change in
---------------------------------------------------------------------------------------------------------------------------------
                                                                                     Total                                 Total
                                                         Average      Average     Increase     Average      Average     Increase
                                                          Volume         Rate   (Decrease)      Volume         Rate   (Decrease)
---------------------------------------------------------------------------------------------------------------------------------
Interest Income:

Interest bearing deposits                              $   (30.7)   $     6.7   $   (24.0)   $   (57.5)   $    23.5    $   (34.0)

Federal funds sold                                         383.2        384.8       768.0       (211.5)      (106.5)      (318.0)

Securities:

    U.S. Treasury and government agencies                5,532.8        326.2     5,859.0      2,279.4        (94.4)     2,185.0

    Mortgage-backed securities                             383.5      1,549.5     1,933.0      4,741.0       (590.0)     4,151.0

    Obligations of states and political subdivisions       126.2         50.8       177.0       (257.4)       (74.6)      (332.0)

    Corporate securities, FHLB stock and
        other securities                                   608.8         87.2       696.0        663.1       (116.1)       547.0

    Loans, net                                          16,326.6      2,951.4    19,278.0     13,510.0     (3,544.0)     9,966.0
---------------------------------------------------------------------------------------------------------------------------------
Total interest earning assets                           23,330.4      5,356.6    28,687.0     20,667.1     (4,502.1)    16,165.0
---------------------------------------------------------------------------------------------------------------------------------
Interest Expense:

Deposits:

    NOW                                                    145.4       (299.4)     (154.0)       102.6        (61.6)        41.0

    Money market                                           384.5        367.5       752.0         39.9       (135.9)       (96.0)

    Savings                                               (390.5)     1,314.5       924.0      1,858.8     (1,491.8)       367.0

    Time                                                13,814.2      4,740.8    18,555.0        382.6     (2,061.6)    (1,679.0)

Federal funds purchased, securities sold under
    agreements to repurchase and FHLB advances             501.0      1,126.0     1,627.0      8,311.2       (390.2)     7,921.0

Corporation-Obligated mandatory redeemable
    capital securities of subsidiary trust                    --           --          --           --           --           --
---------------------------------------------------------------------------------------------------------------------------------
Total interest bearing liabilities                      14,454.6      7,249.4    21,704.0     10,695.1     (4,141.1)     6,554.0
---------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in interest differential           $ 8,875.8    $(1,892.8)  $ 6,983.0    $ 9,972.0    $  (361.0)   $ 9,611.0
=================================================================================================================================

The variance, not solely due to rate or volume, is allocated between the rate and volume variances based upon their absolute relative weights to the total change.

Nonaccruing loans are included in average balances for purposes of computing changes in average volume and rate.

--------------------------------------------------------------------------------

Net Interest Income

      Net interest income, the difference between interest income and interest expense, is the most significant component of the Company's consolidated earnings. Net interest income of $61.5 million on a tax equivalent basis for 2000 reflects a 12.8 percent increase over the $54.5 million in 1999. Net interest income on a tax equivalent basis for 1999 rose 21.4 percent over the $44.9 million for 1998. Net interest income benefited from the increase in the excess of average interest earning assets over average interest bearing liabilities to $234.7 million in 2000, from $210.3 million and $164.2 million in 1999 and 1998, respectively.

      Interest income is determined by the volume of, and related rates earned on, interest earning assets. Interest income on a tax equivalent basis for 2000 increased to $137.2 million or 26.4 percent as compared to 1999, and increased to $108.5 million or 17.5 percent as compared to 1998. Volume increases in all categories of interest-earning assets, except interest bearing deposits and overall higher rates on all interest earning assets contributed to higher interest income in 2000, as compared to 1999. Volume increases also contributed to higher net interest income in 1999 as compared to 1998, particularly in U.S. Treasury and government agencies, mortgage-backed securities, corporate securities, FHLB stock and other securities and loans, partially offset by volume decreases in interest bearing deposits, federal funds sold and obligations of states and political subdivisions, and overall lower rates on interest earning assets.

      Average interest earning assets increased in 2000 to $1,704.9 million over the $1,419.2 million in 1999 compared to $1,152.6 million in 1998, reflecting a
20.1 percent and 23.1 percent increase in 2000 and 1999, respectively. The Company's ability to make changes in the asset mix allows management to capitalize on more desirable yields, as available, on various interest earning assets.

      Interest income on federal funds sold increased in 2000 due to higher volume and yield, while such income decreased in 1999 due to lower volume and yield as compared to the prior year. The level of federal funds sold is dependent upon the rate of loan and deposit growth, and liquidity requirements, as well as yields on alternative security investments. To a lesser extent, investments in interest bearing deposits are also an alternative to federal funds sold.

      The average balances of total securities increased in both 2000 and 1999, due principally to efforts to effectively leverage capital, as well as management's efforts to balance the risk and liquidity of the entire portfolio. Overall, the net volume increase in securities resulted in increased interest income on securities in both years. Interest income on securities was also increased by generally higher yields on all securities in 2000 and decreased in 1999 by generally lower yields on all securities, as compared to the prior years.

      Loans are the largest component of interest earning assets and, due to their significance, are carefully reviewed with respect to the Company's overall interest sensitivity position. In 2000, average net loan balances increased $187.6 million to $1,003.3 million compared to 1999, while average net loans increased $158.5 million in 1999 compared to 1998. Net loans outstanding increased $158.6 million to $1,075.4 million at December 31, 2000 from $916.8 million at December 31, 1999, or a 17.3 percent increase, compared to an increase of $194.3 million in 1999 over 1998, or 26.9 percent. Interest income on loans in both 2000 and 1999, increased due to higher volume. An increase in yield on loans in 2000 and a decrease in 1999, as compared to the prior year, also increased and decreased loan interest income in 2000 and 1999, respectively. Loan interest income was also decreased by interest income not recorded on nonaccrual loans of $455,000 in 2000, $85,000 in 1999 and $123,000 in 1998.

      Interest expense is a function of both the volume and rates paid for interest bearing liabilities. Interest expense in 2000 increased $21.7 million, or 40.2 percent to $75.7 million, following the 1999 increase of $6.6 million to $54.0 million, or 13.8 percent, compared to $47.4 million in 1998. Average balances in all categories increased in both 2000 and 1999, except for savings deposit accounts in 2000. Retail and commercial deposits increased principally due to the acquisition of two La Jolla Bank branches in December 2000 and the opening of the Spring Valley Main Street branch in May 2000, as well as continuing growth of deposits in existing branches and business development efforts. In addition, management decided to increase leveraging of capital by increasing time deposits of municipalities in both years, and in 1999, FHLB advances and borrowings under securities sold with agreements to repurchase, and investing these funds in short and medium-term investments and loan originations.

      The level of non-interest bearing average demand deposits, which increased
14.9 percent in 2000 to $178.3 million from $155.2 million in 1999, which was a
26.3 percent increase compared to $122.8 million in 1998, is an integral aspect of liability management and has a direct impact on the determination of net interest income.

      Interest rates on average interest bearing deposits and borrowings generally increased in 2000 due to a higher rate environment compared to the prior year. In 1999, interest rates generally decreased due to a lower rate environment in the first half of 1999 compared to the prior year. During the second half of 1999, interest rates generally increased resulting in a higher cost of funds, which partially reduced the declining effect experienced in the first half of the year. The net interest rate spread on a tax equivalent basis for the years ended December 31, 2000, 1999 and 1998 is as follows:

--------------------------------------------------------------------------------

                                                 2000         1999         1998
--------------------------------------------------------------------------------
Average interest rate on:
--------------------------------------------------------------------------------
Total average interest-
    earning assets                               8.05%        7.65%        8.01%
Total average interest-
    bearing liabilities                          5.15         4.46         4.80
Total average interest-
    bearing liabilities and
    demand deposits                              4.59         3.96         4.27
--------------------------------------------------------------------------------
Net interest rate spread
    excluding demand
    deposits                                     2.90%        3.19%        3.21%
--------------------------------------------------------------------------------
Net interest rate spread
    including demand
    deposits                                     3.46%        3.69%        3.74%
================================================================================

      In 2000, the net interest rate spread decreased due to the increasing interest rate environment which caused the cost of funds to increase at a faster rate than yields on earning assets, as well as increased leveraging of the balance sheet at reduced spreads. In 1999, the net interest rate spread decreased primarily due to balance sheet leverage. Although the effects of balance sheet leveraging tend to decrease the net interest rate spread, it adds net interest income without adding significant operating costs. Management cannot predict what impact market conditions will have on its net interest rate spread, and, therefore, further narrowing of the net interest spread may occur.

Non-Interest Income

      Non-interest income for 2000 was $5.1 million compared to $5.3 million for 1999. The decrease in 2000 primarily reflects lower net gains on security transactions of $453,000, partially offset by higher service charges and fees of $141,000 and other income of $139,000. Non-interest income decreased $120,000 in 1999 compared to 1998, primarily reflecting lower security gains of $794,000, partially offset by increases in service charges and fees of $584,000 and other income of $90,000.

      Net gains on securities transactions principally result from the sales of securities to restructure the portfolio, manage cash flow and reduce long-term market value volatility of the portfolio in response to changes in interest rates.

      Service charges and fees on deposit accounts increased 4.2 percent and
21.2 percent in 2000 and 1999, respectively. The increases reflect a higher level of accounts in both years and a restructuring of fees charged in 1999.

      The increases in other income reflect higher income from merchant credit card transactions, letter of credit fees, commissions from sales of mutual funds, annuities, stocks and bonds, and other income, partially offset by lower mortgage servicing income and, in 2000, lower loan prepayment fees.

Non-Interest Expenses

      Non-interest expenses rose to $31.8 million for 2000, or 8.5 percent over the $29.3 million for 1999, compared to a 8.3 percent increase in 1999 over the $27.0 million for 1998, excluding merger related expenses of $4.4 million and expenses related to the liquidation of Realty Corp of $0.5 million in 1998 ("non-recurring expenses"). These increases reflect the overall growth of the Company, partially offset by decreases in expenses as a result of efficiencies achieved from the mergers of Tappan Zee and Tarrytowns ("merger related savings"). The Company's efficiency ratio (a lower ratio indicates greater efficiency) that compares non-interest expense to total adjusted revenue (taxable equivalent net interest income, plus non-interest income, excluding net gain on securities transactions and loans held for sale) improved to 47.8 percent in 2000 compared to 49.4 percent in 1999 and 55.2 percent in 1998 (excluding non-recurring expenses).

      Salaries and employee benefits, the largest component of non-interest expenses, rose 11.4 percent in 2000 to $18.8 million, compared to an 8.5 percent increase in 1999 to $16.9 million from the $15.6 million in 1998. The increases in both years reflect the costs of additional personnel necessary for the Company to accommodate the increases in both deposits and loans, as well as annual merit increases. In addition, the Company acquired two retail banking branches in 2000, opened one branch in 2000 while closing another, and opened two branches during 1998, resulting in increased staff. Increases in salaries and employee benefits in both 2000 and 1999 were also attributable to incentive compensation programs necessary to be competitive in attracting and retaining high quality and experienced personnel, and higher health care costs and costs associated with related payroll taxes. The increase in 1999 is partially offset by estimated merger related savings of $0.8 million. The percentages of salaries and employee benefits as a percentage of total non-interest expenses before non-recurring expenses for 2000, 1999 and 1998 is set forth in the following table.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  2000         1999        1998
--------------------------------------------------------------------------------
Employees at December 31,
Full-time employees                                292          266         255
Part-time employees                                 29           34          27
--------------------------------------------------------------------------------
Salaries and employee benefits                    (000's, except percentages)
--------------------------------------------------------------------------------
Salaries                                       $11,056      $ 9,871     $ 9,183
Payroll taxes                                    1,090          970         902
Medical plans                                    1,814        1,613       1,177
Incentive compensation plans                     3,549        3,183       2,485
Deferred compensation, employee
    retirement and stock plans                     880          929       1,186
Other                                              458          352         660
--------------------------------------------------------------------------------
Total                                          $18,847      $16,918     $15,593
================================================================================
Percentage of total non-interest
    expenses (before non-
    recurring expenses)                           59.3%        57.8%       56.9%
================================================================================

      Occupancy and equipment expenses rose to $5.7 million in 2000, a 5.0 percent increase over the 1999 amount of $5.4 million, which represents an 11.7 percent increase over 1998. The increases are due to increased utilization of the Corporate Headquarters both in 2000 and 1999, acquisition of two branches and the opening of one branch in 2000, and a full year of expenses in 1999 for the branches opened in 1998. Equipment expense also increased as a result of higher depreciation and maintenance costs associated with the in-house IBM AS-400 computer and capital investments over the last several years in systems designed to enhance bank-wide operating and processing capabilities and higher real estate taxes for branch locations. All years also reflect increased costs of such items as fuel, electricity, and other costs of operating the Company's facilities.

      Advertising and business development expense increased to $1,812,000 or
11.9 percent, compared to the $1,619,000 recorded in 1999, which reflects an increase of 30.2 percent compared to 1998. The increases are principally due to increased deposit promotions, mortgage/home equity loan promotional campaigns, the expansion of the Chairman's Council business development campaign programs and a new advertising campaign.

      Professional fees decreased 21.7 percent to $752,000 in 2000 from $960,000 in 1999, which was a 33.3 percent decrease from the $1,440,000 recorded in 1998. The decreases reflect lower professional fees associated with loan workouts, collections and foreclosure, the addition of in-house counsel in mid 1998, and higher professional fees in 1998 compared to 1999 associated with the liquidation of Realty Corp. in 1998, partially offset by higher examination fees in 2000 and 1999. The decrease in 1999 is also partially attributable to estimated merger related savings of $0.4 million.

      Communications expense increased 19.6 percent in 2000 to $995,000 from $832,000 in 1999, a 2.2 percent increase from $814,000 in 1998. The increases were due principally to the additional communication lines required for computer data lines and telephones for the new branches and to support increases in business volume.

      Stationery and printing expense increased 17.2 percent to $744,000 in 2000 from $635,000 in 1999, and 4.3 percent from $609,000 recorded in 1998. The 2000 increase over the prior year is primarily due to the new Spring Valley Main Street branch and acquisition of the La Jolla branches, the Rockland County area code change and higher costs for printing Company reports. The 1999 increases over the prior year is primarily due to higher business volume.

      FDIC insurance increased by $69,000 to $255,000 in 2000 compared to 1999, and increased by $20,000 to $186,000 in 1999 compared to 1998. The increases reflect a higher volume of insured deposits.

      The Company recorded $11,000 in net expense (income) in 2000 related to maintenance costs on foreclosure related properties. In 1999 and 1998, the Company recorded $(72,000) and $(82,000) of net expense (income), respectively, related to gains on sales of foreclosed properties, partially offset by maintenance costs and additional write-downs of carrying values on such properties. Expenditures associated with expenses in this category are comprised of real estate taxes, insurance, utilities, maintenance and other charges required to protect the Company's interest in the properties. In general, the longer the foreclosed properties are held, the total cost to maintain such properties will increase. The Company seeks to dispose of OREO as expeditiously as possible. However, the ability to dispose of OREO is highly dependent on market conditions in the area in which a property is located.

      Other non-interest expenses, as reflected in the following table, decreased 4.1 percent in both 2000 and 1999 compared to the prior years. The decrease in 2000 primarily reflects lower expenses in outside services and other costs due to non-recurring costs associated with the Y2K project in 1999, partially offset by higher credit card related expenses due to increased volume and higher courier fees due to a larger number of locations and customer pick-ups. The decrease in 1999 reflects lower expenses due to estimated merger related savings of $0.3 million, partially offset by higher credit card related expenses due to increased volume and costs associated with the Y2K project.

--------------------------------------------------------------------------------

                                                  (000's,except percentages)
--------------------------------------------------------------------------------
Other non-interest expenses                       2000         1999        1998
--------------------------------------------------------------------------------
Other insurance                                $   274      $   233     $   271
Courier fees                                       327          238         248
Dues, meetings and seminars                        413          373         422
Outside services                                   520          745         762
U.S.B. Foundation, Inc.                            250          250         240
Credit card related expense                        427          367         294
Other                                              467          587         674
--------------------------------------------------------------------------------
Total                                          $ 2,678      $ 2,793     $ 2,911
--------------------------------------------------------------------------------
Percentage of total non-interest
expenses (before non-recurring
expenses)                                          8.4%         9.5%       10.8%
================================================================================

      Merger related expenses of approximately $4.4 million were recorded in 1998 as a result of the acquisition of Tappan Zee (see Note 2 to the Consolidated Financial Statements) and consist of: payments in connection with existing employment contracts - $0.8 million; expenses incurred in connection with acceleration of benefits under various employee and director benefit plans
- $0.9 million; professional fees - $1.0 million; investment banking fees - $0.7 million; and other expenses - $1.0 million.

      Expenses were decreased in 1999 as compared to 1998 by the effects of estimated savings of $1.5 million related to the mergers of Tappan Zee and Tarrytowns, of which $0.8 million, $0.4 million and $0.3 million were related to salaries and employee benefits, professional fees and other expenses, respectively. Conversely, expenses were increased by Y2K related expenses of approximately $0.1 million in 1999.

      To monitor and control the level of non-interest expenses, as well as non-interest income, the Company continually monitors the system of internal budgeting, including analysis and follow-up of budget variances.

Income Taxes

      Income tax provisions of $10,268,000, $9,900,000 and $3,372,000 were recorded in 2000, 1999 and 1998, respectively. The Company is currently subject to a statutory incremental Federal tax rate of 35 percent, a Delaware Franchise State Tax based on the number of authorized shares, a New York State tax rate of 9 percent of New York State income (8.5 percent for the 2001 income tax year), a Metropolitan Transportation tax of 17 percent of the New York State tax, a Connecticut State tax rate of 7.5 percent of Connecticut State income, and a New York City tax rate of 9.0 percent of New York City income. The Company's overall effective income tax rate was 34.4 percent, 37.2 percent and 21.9 percent in 2000, 1999 and 1998, respectively.

      The reduction in the overall effective income tax rate in 2000 primarily reflects lower state income taxes. The increase in the overall effective income tax rate in 1999 primarily reflects the reduction in income tax expense in 1998 of approximately $2.4 million as a result of the liquidation of Realty Corp., partially offset by the income tax effect of non-deductible merger related expenses in that year. Excluding the effects of the liquidation of Realty Corp. and merger related expenses, the effective income tax rate in 1998 was 33.8 percent. Other pertinent income tax information is set forth in the Notes to the Consolidated Financial Statements included elsewhere herein.

Securities Portfolio

      Securities are selected to provide safety of principal, liquidity and produce income on excess funds during structural changes in the composition of deposits, as well as during cyclical and seasonal changes in loan demand and to leverage capital. In order to manage liquidity and control interest rate risk, the Company's investment strategy focuses on securities that have short maturities, adjustable-rate securities or those whose cash flow patterns result in a lower degree of interest rate risk, and investments in fixed rate securities with longer-term call protection during periods of higher interest rates to maximize yield.

      The securities portfolio, including investment in FHLB stock, of $686.6 million and $620.5 million at December 31, 2000 and 1999, consists of securities held to maturity totaling $225.6 million and $187.4 million, securities available for sale totaling $426.9 million and $398.9 million, and FHLB stock of $34.1 million in both years.

      In accordance with SFAS No. 115, the Bank's investment policy includes a determination of the appropriate classification of securities at the time of purchase. If management has the positive intent and ability to hold securities until maturity, they are classified as held to maturity and are carried at amortized historical cost. Securities held for indefinite periods of time and not intended to be held to maturity include securities that management intends to use as part of its asset/liability strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors. Such securities are classified as available for sale and carried at estimated fair value.

      Securities, including FHLB stock, represent 39.2 percent, 40.7 percent and
40.2 percent of average interest earning assets in 2000, 1999 and 1998, respectively. Emphasis on the securities portfolio will continue to be an important part of the Company's investment strategy. The size of the securities portfolio will depend on deposit and loan growth, and the ability of the Company to take advantage of leverage opportunities. The carrying value, fair value, weighted average yields and maturity distributions of securities are included in the Notes to the Consolidated Financial Statements included elsewhere herein.

--------------------------------------------------------------------------------

      Obligations of U.S. Treasury and government agencies principally include U.S. Treasury securities, and Federal Home Loan Bank, Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") debentures and notes. At December 31, 2000 and 1999, the outstanding balances held in such U.S. Treasury and U.S. government agencies securities totaled $223.5 million and $161.1 million, respectively. For 2000, U.S. government agency securities increased $62.4 million as purchases of $70.0 million in U.S. government agency bonds and an increase in the fair value of available for sale securities of $5.4 million were partially offset by net sales and redemptions of $13.0 million in U.S. Treasury notes. Due to the lower interest rate levels in 2000, the Company sold or did not replace redeemed U.S. Treasury notes with new similar issues. During 1999, U.S. Treasury and government agency obligations increased $105.4 million as purchases of U.S. Treasury notes of $3.9 million and callable U.S. government agency bonds of $106.7 million were partially offset by a net decrease in the fair value of available for sale securities of $5.2 million. In 2000 and 1999, the net new purchases were mostly in callable U.S. government agency securities as the yields on these obligations were considered attractive. Management expects these bonds to be called prior to maturity based upon its evaluation of interest rates at the time of purchase.

      The Company invests in mortgage-backed securities, including collateralized mortgage obligations ("CMOs"), which are primarily issued by the Government National Mortgage Association ("GNMA"), FNMA and FHLMC. GNMA securities are backed by the full faith and credit of the U.S. Treasury, assuring investors of receiving all of the principal and interest due from the mortgages backing the securities. FNMA and FHLMC guarantee the payment of interest at the applicable certificate rate and the full collection of the mortgages backing the securities; however, such securities are not backed by the full faith and credit of the U.S. government.

      Mortgage-backed securities and CMOs increased $0.5 million to $366.3 million and $34.4 million to $365.8 million at December 31, 2000 and 1999, respectively. The increase in 2000 was due to purchases of $47.6 million and an increase in fair value of available for sale securities of $11.4 million that was partially offset by sales of $19.1 million, principal paydowns and redemptions of $38.5 million and net premium amortization of $0.9 million. The increase for 1999 was due to purchases of $155.0 million that were partially offset by sales of $15.7 million, principal paydowns and redemptions of $89.4 million, a decrease in fair value of available for sale securities of $14.2 million and net premium amortization of $1.3 million.

      The following table sets forth additional information concerning mortgage-backed securities, including CMOs, as of the periods indicated:

--------------------------------------------------------------------------------
                                                         (000's)
                                                      December 31,
--------------------------------------------------------------------------------
                                            2000            1999            1998
--------------------------------------------------------------------------------
U.S. government agency:
    Mortgage-backed
    securities:
       Fixed rate                       $282,093        $296,446        $251,725
    Collateralized
    mortgage
    obligations:
       Fixed rate                          9,064          11,429          15,673
       Adjustable rate                    74,669          57,835          63,903
Other                                        496              67              65
--------------------------------------------------------------------------------
Total                                   $366,322        $365,777        $331,366
================================================================================

      Purchases and sales of mortgage-backed securities, including CMOs, are transacted when management considers such activities appropriate in order to take advantage of market opportunities to restructure the portfolio, manage interest rate risk and increase yield. Fixed rate mortgage-backed securities provide a higher yield and cash flow for reinvestment in different interest rate environments. Fixed rate CMO obligations generally provide shorter maturities and increased cash flow. Interest rates on floating-rate CMO securities periodically adjust at certain spreads to market indices and typically contain maximum lifetime caps. These investments generally result in a shortening of the portfolio's average interest rate repricing period. Mortgage-backed securities cash flow is sensitive to changes in interest rates as principal prepayments generally accelerate during periods of declining interest rates and decrease during periods of rising rates.

      The outstanding balances in obligations of states and political subdivisions at December 31, 2000 and 1999 were $62.1 million and $58.7 million, respectively, with purchases of $14.8 million and $5.5 million, and maturities and other decreases of $11.4 million and $5.7 million during 2000 and 1999, respectively. The obligations are principally New York State political subdivisions with diversified final maturities and substantially all are classified as held to maturity. The Company considers such securities as core investments having favorable tax equivalent yields.

      The Company invests in FHLB stock, medium-term corporate debt securities and other securities that are rated investment grade by nationally recognized credit rating organizations. The Company generally, as a matter of policy, does not invest in non-rated securities or securities rated less than investment grade at the time of purchase. At December 31, 2000 and 1999, FHLB stock, corporate and other securities were $34.8 million and $34.9 million, respectively. The decrease in 2000 reflects sales of equity securities, while the increase of $16.5 million in 1999 was due primarily to purchases of FHLB stock of $16.3 million and a net increase of $0.2 million in corporate and

--------------------------------------------------------------------------------

other securities. The total investment in FHLB stock is $34.1 million both at December 31, 2000 and 1999. The Bank is a member of the FHLB and during 1999 increased outstanding borrowings under the various advance programs offered by the FHLB. As a prerequisite to obtaining increased funding from the FHLB, the Bank may be required to purchase additional shares of FHLB stock.

      The Company has continued to exercise its conservative approach to investing by purchasing high credit quality investments and controlling interest rate risk by investing in securities with medium-term maturities and periodic cash flow or with interest rates that reprice periodically. Generally, most securities may be used to collateralize borrowings and public deposits, and therefore the investment portfolio is an integral part of the Company's funding strategy.

      Except for securities of the U. S. Treasury and government agencies (principally callable and mortgage-backed securities) and FHLB stock, there were no obligations of any single issuer that exceeded ten percent of stockholders' equity at December 31, 2000 and 1999.

Loan Portfolio

      During 2000, the average balances of net loans of the Company increased $187.6 million to $1,003.3 million, and increased $158.5 million in 1999 to $815.7 million, as compared to the 1998 balance of $657.2 million. Loans outstanding at December 31, 2000 increased $159.3 million to $1,086.8 million, or 17.2 percent over 1999. At December 31, 1999, loans outstanding increased $196.1 million to $927.5 million, or a 26.8 percent increase compared to the prior year. The 2000 loan growth resulted from: an increase in time and demand loans of $16.2 million; an increase in residential mortgages of $20.7 million; an increase in commercial real estate loans of $32.3 million; an increase in construction and land development loans of $83.4 million principally from variable rate loans which are based on the prime rate as published in the Wall Street Journal; and an increase in home equity loans of $9.9 million; partially offset by decreases in installment loans, credit card loans, and other loan categories of $2.4 million, $0.5 million and $0.3 million, respectively. The 1999 loan growth resulted from: an increase of $93.6 million in commercial mortgages; an increase of $36.9 million in construction and land development loans; an increase in time and demand loans of $50.2 million; and an increase in residential mortgages and home equity loans of $17.4 million and $3.2 million, respectively; partially offset by decreases of installment loans, credit card loans and other loan categories of $3.3 million, $0.5 million and $1.4 million, respectively.

      Real estate collateralized loans consisting of construction mortgages, interim and permanent commercial mortgages, home equity and residential mortgages represent 86.4 percent and 85.5 percent of total gross loans in 2000 and 1999, respectively. Commercial mortgages and construction and land development loans, which in the aggregate increased significantly in both 2000 and 1999, will continue to be emphasized, as such loans represent quality real estate secured loans. At December 31, 2000 and 1999, the Company has approximately $186.6 million and $137.8 million, and $26.2 million and $25.2 million of committed but unfunded (including lines of credit) commercial mortgage, construction and land development loans, and residential mortgages, both first and junior liens, respectively.

      The Bank is approved by FHLMC and FNMA as a preferred seller of residential mortgages, which allows more active participation in the home mortgage market, enabling the Company to meet the community's needs for housing. As part of secondary marketing activities, certain 15 and 30 year residential real estate loans with fixed rates are originated with an intent of selling qualifying loans. The Bank sold two residential mortgage loans to FHLMC totaling $0.4 million in 2000. The Bank did not sell mortgage loans to FHLMC during 1999 and 1998.

      Time and demand loans are loans to businesses and individuals that are secured by collateral other than real estate (i.e., accounts receivable and inventory) or are unsecured. Such loans increased to $120.3 million in 2000 from $104.1 million in 1999 and $53.9 million in 1998.

      Installment loans to individuals and businesses decreased in 2000 to $17.6 million from $20.0 million in 1999, which was a decrease from the $23.3 million in 1998. The decrease in installment loans in 2000 reflects growing competition from both bank and non-bank financial service providers.

      The Bank currently provides Affinity cards to the Masons of Iowa, Maryland, New Hampshire and Washington State, and a Union State Bank Visa card and MasterCard are also offered. At December 31, 2000 and 1999, the Bank had unused credit card lines of $38.8 million and $35.0 million, and outstanding balances of $7.3 million and $7.8 million, respectively. The credit card business allows the Company to increase its consumer lending.

      At December 31, 2000 and 1999, time and demand, installment, credit card and other loans represented 13.6 percent and 14.5 percent of total gross loans, respectively. The origination of such loans allows the Company to shift emphasis from real estate lending to diversify the portfolio.

      It is the Company's policy to discontinue the accrual of interest on loans when, in the opinion of management, a reasonable doubt exists as to the timely collectibility of the amounts due. Regulatory requirements generally prohibit the accrual of interest on certain loans when principal or interest is due and remains unpaid for 90 days or more (with the exception of credit card loans for which

--------------------------------------------------------------------------------

the criteria is 180 days past due), unless the loan is both well collateralized and in the process of collection. Nonaccrual loans, which are primarily collateralized by real estate and lease receivables, increased in 2000 to $19.7 million and in 1999 to $2.6 million from $2.3 million in 1998. Net income is adversely impacted by the level of non-performing assets caused by the deterioration of borrowers' ability to meet scheduled interest and principal payments. In addition to forgone revenue, the Company must increase the level of provisions for loan losses, incur collection costs, and other costs associated with the management and disposition of foreclosed properties.

      The most significant non-performing loans have typically been in construction loans and real estate related commercial loans, and the Bennett Funding Group loans (see Note 6 to the Consolidated Financial Statements). Although the Bank has an aggressive foreclosure policy, the process is slow and is hampered by legal and market factors. At December 31, 2000, restructured loans decreased to $0.2 million from $0.6 million in 1999, compared to $0.7 million in 1998. Loans considered to be impaired under SFAS No. 114 approximated $19.7 million and $2.1 million at December 31, 2000 and 1999, respectively. Net loan charge-offs against the allowance for loan losses increased in 2000 to $2,474,000 compared to 1999, and decreased in 1999 to $487,000 from $600,000 in
1998. The increase in non-performing loans in 2000 is primarily due to the classification in November 2000 of a real estate construction loan with a balance of $19.7 million to non-performing status. The loan was reduced by a charge-off of $2.2 million in the fourth quarter of 2000, resulting in a recorded amount of $17.5 million. For further information on this loan, see Note 6 to the Notes to Consolidated Financial Statements.

Provision for Loan Losses

      The allowance for loan losses is available to absorb charge-offs from any loan category, while additions are made through charges to income and recoveries of loans previously charged-off. An evaluation of the quality of the loan portfolio is performed by management on a quarterly basis as an integral part of the credit administration function, which includes the identification of past due loans, non-performing loans and impaired loans, potential problem loans, assessments of the expected effects of the current economic environment, applicable industries, geographic and customer concentrations in the loan portfolio, and a review of historical loss experience. Based upon management's assessment of the degree of risk associated with the various elements of the loan portfolio, it is estimated that at December 31, 2000 and 1999, 9 percent and 7 percent of the allowance for loan losses is applicable to time and demand loans, 78 percent and 70 percent is related to loans collateralized by real estate, including commercial and construction loans, 9 percent and 22 percent is applicable to installment, credit card and other loans, and 4 percent and 1 percent are unallocated, respectively.

      As with any financial institution, poor economic conditions and high inflation, interest rates or unemployment may lead to increased losses in the loan portfolio. Conversely, improvements in economic conditions tend to reduce the amounts charged against the allowance. Management has established various controls, in addition to strict underwriting standards, in order to limit future losses, such as (1) a "watch list" of possible problem loans, (2) various loan policies concerning loan administration (loan file documentation, disclosures, approvals, etc.) and (3) a loan review staff employed by the Company to determine compliance with established controls and to review the quality and identify anticipated collectibility issues of the portfolio. Management determines which loans are possibly uncollectible and makes additional provisions, if necessary, to state the allowance at a satisfactory level.

      Management takes a prudent and cautious position in evaluating various business and economic uncertainties in relation to the Company's loan portfolio. In management's judgment, the allowance is considered adequate to absorb losses inherent in the credit portfolio. A substantial portion (86.4 percent at December 31, 2000) of the loans of the Company is collateralized by real estate, primarily located in the New York metropolitan area. The collectibility of the loan portfolio of the Company is subject to changes in the real estate market in which the Company operates. The provisions for loan losses established in 2000, 1999 and 1998, and the related allowance for loan losses reflect net charge-offs and losses incurred with respect to real estate, time and demand, installment, credit card and other loans, and the effect of the real estate market and general economic conditions of the New York metropolitan area on the loan portfolio.

Management believes the allowance for loan losses at December 31, 2000 appropriately reflects the risk elements inherent in the total loan portfolio at that time. There is no assurance that the Company will not be required to make future adjustments to the allowance in response to changing economic conditions or regulatory examinations. During 2000 and 1999, the New York State Banking Department and the FDIC, respectively, completed examinations of the Bank. The Federal Reserve completed examinations of the Company in 2000 and 1999. The regulatory agencies concluded that the process of internal asset review and the allowance for loan losses were adequate.

--------------------------------------------------------------------------------

Loan Maturities and Sensitivity to Change in Interest Rates

The following table presents the maturities of loans outstanding at December 31, 2000 (excluding installment loans to individuals and real estate loans other than construction loans), and the amount of such loans by maturity date that have predetermined interest rates and the amounts that have floating rates.

                                                             (000's, except percentages)
                                                                   December 31, 2000
-----------------------------------------------------------------------------------------------------------
                                                           After
                                                           1 But
                                            Within        Within        After
                                            1 Year       5 Years       5 Years         Total       Percent
-----------------------------------------------------------------------------------------------------------
Loans:
Time and demand loans                     $ 91,550      $ 27,549      $  1,247      $120,346            40%
Commercial installment loans                   976         3,549         2,651         7,176             2
Mortgage construction loans                 95,622        80,843            --       176,465            58
-----------------------------------------------------------------------------------------------------------
Total                                     $188,148      $111,941      $  3,898      $303,987           100%
-----------------------------------------------------------------------------------------------------------
Rate Sensitivity:
-----------------------------------------------------------------------------------------------------------
Fixed or predetermined interest rates     $ 12,814      $ 26,791      $  3,826      $ 43,431            14%
Floating or adjustable interest rates      175,334        85,150            72       260,556            86
-----------------------------------------------------------------------------------------------------------
Total                                     $188,148      $111,941      $  3,898      $303,987           100%
-----------------------------------------------------------------------------------------------------------
Percent                                         62%           37%            1%          100%
-----------------------------------------------------------------------------------------------------------

Deposits

      The Company's fundamental source of funds supporting interest-earning assets continues to be deposits, consisting of demand deposits (non-interest bearing), NOW, money market, savings, and various forms of time deposits. The maintenance of a strong deposit base is key to the development of lending opportunities and creates long term customer relationships, which enhance the ability to cross sell services. Depositors include individuals, small and large businesses and governmental units. To meet the requirements of a diverse customer base, a full range of deposit instruments are offered, which has allowed the Company to maintain and expand the deposit base despite intense competition from other banking institutions and non-bank financial service providers.

      Total deposits at December 31, 2000 increased 30.5 percent to $1,489.5 million from $1,141.7 million at December 31, 1999, an increase of 19.1 percent from $958.6 million in 1998. Average deposits outstanding increased to $1,337.2 million or 25.9 percent in 2000 and to $1,061.8 million or 10.3 percent in 1999 from the $962.9 million in 1998. Excluding municipal CD's, which are acquired on a bid basis, total deposits increased to $1,252.3 million or 25.1 percent in 2000 and to $1,000.7 million or 10.7 percent in 1999, and average deposits, excluding municipal CD's, increased to $1,081.1 million or 13.6 percent in 2000 and to $952.0 million or 11.7 percent in 1999 compared to the prior year. Average non-interest bearing deposits increased 14.9 percent or $23.1 million in 2000 compared to 1999, and 26.3 percent or $32.3 million in 1999 compared to 1998, due to business development efforts.

      Average interest bearing deposits in 2000 increased $252.3 million and in 1999 increased $66.6 million, reflecting increases in all deposit categories, except for savings accounts in 2000. Average balances in NOW deposits increased $11.2 million in 2000 and $6.9 million in 1999, due principally to new and increased account activity by customers and, in 2000, the purchase of deposits from La Jolla Bank. The increase of $14.6 million in 2000 and $1.6 million in 1999 in average money market deposit balances principally resulted from the assumption of deposits from La Jolla Bank and an increase in the number of customer accounts due to promotions of transactional accounts in 2000, and an increase in average municipal deposits in 2000 and 1999. Savings deposits average balances decreased $10.9 million in 2000 and increased $51.1 million in 1999, due to customers transferring funds into higher yielding time accounts and investment in alternative financial products in 2000, and the marketing of higher interest rate savings accounts in 1999. In 2000 and 1999, average time deposits outstanding increased $237.4 million and $6.9 million, respectively, due to the assumption of deposits from La Jolla Bank in 2000, and promotion of retail products, as well as an increase in municipal time deposits that are acquired on a bid basis in both 2000 and 1999.

      Municipal deposits are used to fund security purchases and leverage the balance sheet. Due to the significant loan growth in 2000 and 1999, municipal deposits increased to fund loan demand in excess of retail deposit growth. In 2000 and 1999, time deposits over $100,000 (including municipal deposits) increased $144.6 million compared to 1999 and increased $91.4 million compared to 1998. Deposits of over $100,000 are generally for maturities of 30 to 180 days and are acquired to fund loans

--------------------------------------------------------------------------------

and securities and to leverage excess capital by matching such funds with investments and loan production in excess of deposit growth.

      Deposit costs generally increased in 2000 during a period of higher interest rates during the year. Deposit costs generally decreased in 1999 during a period of lower interest rates during the first part of the year. Interest rates increased in the latter half of 1999, and the trend of lower rates on deposits was partially reversed.

      At December 31, 2000, short-term rates remained high compared to longer-term rates. Accordingly, it is expected that depositors will continue to favor short-term deposit products, which result in higher volatility of interest margins due to the quick repricing of deposits during periods of both rising and declining interest rates.

      The following table summarizes the average amounts and rates of various classifications of deposits for the periods indicated:

---------------------------------------------------------------------------------------------------------
                                                     (000's, except percentages)
                                                       Year Ended December 31,
                                     2000                       1999                        1998
                             Average     Average         Average     Average         Average     Average
                              Amount        Rate          Amount        Rate          Amount        Rate
---------------------------------------------------------------------------------------------------------
Demand deposits           $  178,281          --%     $  155,166          --%     $  122,847          --%
NOW accounts                  75,811        1.03          64,634        1.45          57,739        1.55
Money market accounts         61,652        2.97          47,040        2.29          45,456        2.58
Savings deposits             340,301        3.83         351,211        3.44         300,068        3.91
Time deposits                681,156        6.06         443,759        5.12         436,811        5.58
---------------------------------------------------------------------------------------------------------
Total                     $1,337,201        4.25%     $1,061,810        3.47%     $  962,921        3.97%
=========================================================================================================

Capital Resources

      Strong capitalization is fundamental to the successful operation of a banking organization. Stockholders' equity increased to $117.9 million in 2000, or 22.3 percent compared to $96.4 million in 1999. There was a 1.1 percent decrease in 1999, over the $97.4 million in 1998. The increase in 2000 was attributable to net income of $19.6 million, an increase in accumulated other comprehensive income (loss) of $9.7 million, common stock options exercised and related tax benefit of $1.6 million and other increases of $0.4 million, partially offset by dividends of $5.1 million and purchases of treasury stock of $4.7 million. The decrease in 1999 was attributable to a decrease in accumulated other comprehensive income (loss) of $11.4 million, the purchase of treasury stock of $4.2 million and dividends paid of $4.3 million, partially offset by net income of $16.7 million and stock issuances and other transactions of $2.2 million.

      The Company manages capital through its earnings, stock plans, dividend policy and stock repurchase programs. During 2000, the Company repurchased 373,637 shares and repurchased 298,079 shares during 1999. In September 2000, the Company's Board of Directors approved a new stock repurchase program for up to 300,000 shares of common stock to be made from time to time in open-market and private transactions throughout the year 2001 as, in the opinion of management, market conditions may warrant.

      Cash dividends on the Company's common stock have been paid since 1986, the first dividend paid in the Company's history. In the first quarter of 1988, the Board of Directors authorized a quarterly cash dividend policy. Cash dividends on the Company's preferred stock commenced in 1989, and terminated in February 1997 upon redemption of all outstanding preferred stock. Junior preferred stock of Realty Corp. was issued in 1997 and redeemed in October 1998, in connection with its liquidation and dissolution. Additional junior preferred stock was issued in 1999 by TPNZ. Dividends of approximately $11,000 in 2000 and 1999, and $45,000 in 1998 were paid on junior preferred stock.

      The various components and changes in common stockholders' equity are reflected in the Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 2000, 1999 and 1998, included elsewhere herein.

      Management believes that the Capital Securities, future retained earnings and stock purchases under the employee benefit plans will provide the necessary capital for current operations and the planned growth in total assets. In addition, capital growth can be acquired through the reinstatement of the Company's Dividend Reinvestment and Optional Stock Purchase Plan, which has been suspended, as well as by issuance of securities in the capital markets.

--------------------------------------------------------------------------------

      All banks and bank holding companies are subject to risk-based capital guidelines. These guidelines define capital as Tier I and Total capital. Tier I capital consists of common stockholders' equity, qualifying preferred stock and Capital Securities, less intangibles and accumulated other comprehensive income
(loss); and Total capital consists of Tier I capital plus the allowance for loan losses up to certain limits, preferred stock and certain subordinated and long term-debt securities. The guidelines require a minimum total risk-based capital ratio of 8.0 percent, and a minimum Tier I risk-based capital ratio of 4.0 percent.

The risk-based capital ratios were as follows at December 31:

--------------------------------------------------------------------------------
                                                  2000         1999         1998
--------------------------------------------------------------------------------
Tier I Capital:
     Company                                    10.97%       12.49%       14.97%
     Bank                                       10.65%       12.34%       12.58%
--------------------------------------------------------------------------------
Total Capital:
     Company                                    11.93%       13.56%       16.12%
     Bank                                       11.61%       13.41%       13.71%
================================================================================

      Banks and bank holding companies must also maintain a minimum leverage ratio of at least 3 percent, which consists of Tier I capital based on risk-based capital guidelines, divided by average tangible assets (excluding intangible assets that were deducted to arrive at Tier I capital).

The leverage ratios were as follows at December 31:

--------------------------------------------------------------------------------
                                                  2000         1999         1998
--------------------------------------------------------------------------------
     Company                                     7.12%        7.73%        9.13%
     Bank                                        6.91%        7.66%        8.14%
================================================================================

      To be considered "well capitalized" under FDICIA, an institution must generally have a leverage ratio of at least 5 percent, Tier I capital ratio of 6 percent and Total capital ratio of 10 percent. The Bank exceeds all current regulatory capital requirements and was in the "well capitalized" category at December 31, 2000. Management fully expects that the Bank will maintain a strong capital position in the future.

      For additional information on the Company's and Bank's Regulatory Capital requirements see Note 13 to the Consolidated Financial Statements.

Liquidity

      The Asset/Liability Committee ("ALCO") establishes specific policies and operating procedures governing the Company's liquidity levels and develops plans to address future liquidity needs. The primary functions of asset/liability management are to provide safety of depositor and investor funds, assure adequate liquidity and maintain an appropriate balance between interest earning assets and interest bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs.

      Aside from cash on hand and due from banks, liquid assets are federal funds sold, which are available daily, and interest bearing deposits with banks. Excess liquid funds are invested by selling federal funds, which mature daily, to other financial institutions in need of funds. At December 31, 2000 and 1999, the Bank sold overnight federal funds in the amount of $37.2 million and $28.2 million, respectively. Average balances of overnight federal funds sold for the year ended December 31, 2000 and 1999 were $32.3 million and $25.5 million, respectively.

      Other sources of asset liquidity include maturities and principal and interest payments on securities and loans. The security and loan portfolios are of high credit quality and of mixed maturity, providing a constant stream of maturing and reinvestable assets, which can be converted into cash should the need arise. The ability to redeploy these funds is an important source of medium to long-term liquidity. The amortized cost of securities available for sale and held to maturity having contractual maturities, expected call dates or average lives of one year or less amounted to $66.8 million at December 31, 2000. This represented 10.2 percent of the amortized cost of the securities portfolio, compared to 2.0 percent at December 31, 1999. The previous amount reflects mortgage-backed securities maturities based on a weighted average life, which does not consider monthly principal payments and prepayments received on these securities. Current cash flow from mortgage-backed securities approximates $37.0 million per year. Including the estimated cash flow from principal payments of mortgage-backed securities, the total cash flow of the security portfolio in the one year time frame is approximately $103.8 million at December 31, 2000, or
15.9 percent of the amortized cost of the securities portfolio. Excluding installment loans to individuals and real estate loans other than construction loans, $188.1 million, or 61.9 percent of such loans at December 31, 2000 mature in one year or less. As a preferred seller of mortgages to both FHLMC and FNMA, the Bank may also increase liquidity by selling residential mortgages, or exchanging them for mortgage-backed securities that may be sold, in the secondary market. Residential mortgages may also be used as collateral for borrowings from the FHLB.

      Demand deposits from individuals, businesses and institutions, as well as retail time deposits ("core deposits") are a relatively stable source of funds. The deposits of the Bank generally have shown a steady growth trend. However, the trend of the deposit mix has generally been with a larger percentage of funds in demand accounts, savings deposits and shorter term certificates of deposit.

--------------------------------------------------------------------------------

      The Bank pledges certain of its assets as collateral for deposits of municipalities, FHLB borrowings and securities sold under agreements to repurchase. The Bank had advances aggregating $17.7 million from the FHLB and borrowed $225.5 million under securities sold under agreements to repurchase at December 31, 2000. By utilizing collateralized funding sources, the Bank is able to access a variety of cost effective sources of funds. However, the pledging of assets for borrowings reduces the Bank's ability to convert such assets to cash as the need arises. The assets pledged consist of residential real estate loans and mortgage-backed and other securities. The Bank may also borrow up to $48.0 million overnight under federal funds purchase agreements with five correspondent banks. Additional liquidity is provided by the ability to borrow from the Federal Reserve Bank's discount window, which borrowings must be collateralized with U.S. Treasury and government agency securities. The Bank has never used its ability to borrow from the discount window. Management monitors its liquidity requirements by assessing assets pledged, the level of assets available for sale, additional borrowing capacity and other factors. Based upon certain assets that are available for pledge as collateral, the Bank has the potential to borrow up to an additional $312.0 million at December 31, 2000 from the FHLB. The available collateral may also be used as pledges for securities sold under agreements to repurchase with two primary investment firms. These firms have preapproved the Bank for up to $50.0 million in such type of borrowings, of which there was none outstanding at December 31, 2000.

      Another source of funding for the Company is capital market funds, which includes preferred stock, convertible debentures, the Capital Securities, common stock, retained earnings and long-term debt qualifying as regulatory capital.

      Each of the Company's sources of liquidity is vulnerable to various uncertainties beyond the control of the Company. Scheduled loan and security payments are a relatively stable source of funds, while loan and security prepayments and calls, and deposit flows vary widely in reaction to market conditions, primarily prevailing interest rates. Asset sales are influenced by pledging activities, general market interest rates and other unforeseen market conditions. The Company's financial condition is affected by its ability to borrow at attractive rates and other market conditions.

      Management considers the Company's sources of liquidity to be adequate to meet expected funding needs and also to be responsive to changing interest rate markets.

Market Risk

      Market risk is the potential for economic losses to be incurred on market risk sensitive instruments arising from adverse changes in market indices such as interest rates, foreign currency exchange rates and commodity prices. Since all Company transactions are primarily denominated in U.S. dollars with no direct foreign exchange or changes in commodity price exposures, the Company's primary market risk exposure is interest rate risk.

      Interest rate risk is the exposure of net interest income to changes in interest rates. Interest rate sensitivity is the relationship between market interest rates and net interest income due to the repricing characteristics of assets and liabilities. If more liabilities than assets reprice in a given period (a liability-sensitive position), market interest rate changes will be reflected more quickly in liability rates. If interest rates decline, such positions will generally benefit net interest income, while an increase in rates will have an adverse effect on net interest income. Alternatively, where assets reprice more quickly than liabilities in a given period (an asset-sensitive position), a decline in market rates could have an adverse effect on net interest income, while an increase in rates would have a positive impact. Changes in the shape of the yield curve will also impact net interest income for institutions such as the Bank which price assets at varying terms, while liabilities are generally shorter-term. Generally, a steep yield curve (i.e., lower short-term rates and higher medium to long-term rates) will have a positive effect on net interest income, while a flatter or inverted yield curve will have a negative effect. Excessive levels of interest rate risk can result in a material adverse effect on the Company's future financial condition and results of operations. Accordingly, effective risk management techniques that maintain interest rate risk at prudent levels are essential to the Company's safety and soundness.

      All market risk sensitive instruments are held to maturity or available for sale. The Company has no financial instruments entered into for trading purposes. Federal funds, both purchases and sales, on which rates change daily, and loans and deposits tied to certain indices, such as the prime rate and Federal Discount rate, are the most market rate sensitive and have the most stable fair values. The least sensitive instruments include long-term fixed rate loans and securities and fixed rate retail deposits, which have the least stable fair values. On those types falling between these extremes, the management of maturity distributions is as important as the balances maintained. The management techniques for maturity distributions involve the matching, or mismatching to increase interest spreads, of interest rate maturities, as well as principal maturities, and is a key determinant of net interest income. In periods of rapidly changing interest rates, an imbalance ("gap") between the rate sensitive assets and liabilities can cause major fluctuations in net interest income and earnings. The Company's management of liquidity and interest rate sensitivity has been successful in the past, as evidenced by the continued net interest income growth. Continuing to establish patterns of sensitivity that will enhance future growth regardless of frequent

--------------------------------------------------------------------------------

shifts in market conditions is one of the objectives of the Company's asset/liability management strategy.

      Evaluating the Company's exposure to changes in interest rates is the responsibility of ALCO and includes assessing both the adequacy of the management process used to control interest rate risk and the quantitative level of exposure. When assessing the interest rate risk management process, the Company seeks to ensure that appropriate policies, procedures, management information systems and internal controls are in place to maintain interest rate risk at appropriate levels. Evaluating the quantitative level of interest rate risk exposure requires the Company to assess the existing and potential future effects of changes in interest rates on its consolidated financial condition, including capital adequacy, earnings, liquidity and asset quality.

      The Company uses two methods to evaluate its market risk to changes in interest rates. A "Static Gap" evaluation and a simulation analysis of the impact of a parallel shift in interest rates on the Company's net interest income.

      Although, as further discussed below, the "Static Gap" analysis shows the Company as liability-sensitive in the one-year time frame, the simulation analysis indicates a more neutral position. This difference is due primarily to the expected behavior of certain deposit accounts that do not reprice to the full extent of changes in interest rates (i.e., NOW, money market and savings accounts). The Company believes the simulation analysis is a more accurate analysis of its interest rate risk.

      The "Static Gap" is presented in the table on the following page. Balance sheet items are categorized by contractual maturity, expected weighted average lives for mortgage-backed securities, or repricing dates, with prime rate indexed loans and certificates of deposit, NOW accounts, savings accounts tied to the Federal Discount rate and retail money market deposits constituting the bulk of the floating rate category. The determination of the interest rate sensitivity of non-contractual items is arrived at in a subjective fashion. Passbook and statement savings accounts are viewed as a relatively stable source of funds and less price sensitive and are therefore classified as intermediate funds.

      At December 31, 2000, the "Static Gap" shows a negative cumulative gap of $181.7 million or 10.1 percent in the one day to one year repricing period, due principally to fixed rate securities and loans in the over one year to five years and over five years categories to maximize yield on assets and the treatment of deposit accounts as previously discussed above. A significant portion of the loans in the over one year to five year category represents three and five year adjustable rate commercial mortgages. Origination of such loans has allowed the Company to generate an asset repriceable within three to five years to reduce long-term interest rate risk.

      The simulation analysis estimates the effect that a parallel shift of the yield curve will have on interest rates and the resulting impact on net interest income. This analysis incorporates management's assumptions about maturities and repricing of existing assets and liabilities, without consideration of future growth or other actions that may be taken to react to changes in interest rates and changing relationships between interest rates (i.e. basis risk). These assumptions have been developed through a combination of historical analysis and future expected pricing behavior. For a given level of market interest rate changes, the simulation can consider the impact of the varying behavior of cash flows from principal prepayments on the loan portfolio and mortgage-backed securities, call activities on investment securities, balance changes on non-contractual maturity deposit products (demand deposits, NOW, money market and passbook savings accounts) and embedded option risk by taking into account the effects of interest rate caps and floors. The Company assesses the results of the simulation on a quarterly basis and, if necessary, implements suitable strategies to adjust the structure of its assets and liabilities to reduce potential unacceptable risks to net interest income.

      The Company's policy limit on interest rate risk, as measured by the simulation analysis, is that if interest rates were to gradually increase or decrease 200 basis points from current rates, the percentage change in estimated net interest income for the subsequent 12-month measurement period should not decline by more than 5.0 percent. Net interest income is forecasted using various interest rate scenarios that management believes is reasonably likely to impact the Company's financial condition. A base case scenario, in which current interest rates remain stable, is used for comparison to other scenario simulations. The table below illustrates the estimated exposures under a rising rate scenario and a declining rate scenario calculated as a percentage change in estimated net interest income from the base case scenario, assuming a gradual parallel shift in interest rates for the next 12 month measurement period, beginning December 31, 2000. Information on the percentage change in estimated net cash flows from the base case scenario is also shown. The cash flows are scheduled by expected maturity and reflect the effects of changes in market rates.

--------------------------------------------------------------------------------

  Gradual Parallel                 Percentage Change           Percentage Change
 Shift in Interest                  in Estimated Net            in Estimated Net
             Rates                   Interest Income                  Cash Flows
--------------------------------------------------------------------------------

+ 200 basis points                             0.63%                     (33.4)%

- 200 basis points                            (0.11)%                     25.6%
================================================================================

      As with any method of measuring interest rate risk, there are certain limitations inherent in the method of

--------------------------------------------------------------------------------

analysis presented. Actual results may differ significantly from simulated results should market conditions and management strategies, among other factors, vary from the assumptions used in the analysis. The model assumes that certain assets and liabilities of similar maturity or period to repricing will react the same to changes in interest rates, but, in reality, they may react in different degrees to changes in market interest rates. Specific types of financial instruments may fluctuate in advance of changes in market interest rates, while other types of financial instruments may lag behind changes in market interest rates. Additionally, other assets, such as adjustable-rate loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset, which are assumed in the simulation. Furthermore, in the event of a change in interest rates, expected rates of prepayments on loans and securities and early withdrawals from time deposits could deviate significantly from those assumed in the simulation. The simulation model also assumes a parallel shift in the yield curve. As noted above, a steepening of the yield curve may have a positive effect on net interest income, while a flattening of the curve will generally have a negative effect on net interest income.

      One way to minimize interest rate risk is to maintain a balanced or matched interest rate sensitivity position. However, profits are not always maximized by matched funding. To increase net interest earnings, the Company selectively mismatches asset and liability repricing to take advantage of short-term interest rate movements and the shape of the U.S. Treasury yield curve. The magnitude of the mismatch depends on a careful assessment of the risks presented by forecasted interest rate movements. The risk inherent in such a mismatch, or gap, is that interest rates may not move as anticipated.

      Interest rate risk exposure is reviewed in weekly meetings in which guidelines are established for the following week and the longer-term exposure. The structural interest rate mismatch is reviewed periodically by ALCO.

      Risk is mitigated by matching maturities or repricing more closely, and by reducing interest rate risk by the use of interest rate contracts. The Company does not use derivative financial instruments extensively. However, as circumstances warrant, the Company purchases derivatives such as interest rate contracts to manage its interest rate exposure. Any derivative financial instruments are carefully evaluated to determine the impact on the Company's interest rate risk in rising and declining interest rate environments, as well as the fair value of the derivative instruments. Use of derivative financial instruments is included in the Bank's Statement on Interest Rate Risk Management as Related to Derivative Instruments and Hedging Activities Policy, which has been approved by the Board of Directors. Additional information on derivative financial instruments is presented in Note 17 to the Consolidated Financial Statements.

INTEREST RATE SENSITIVITY ANALYSIS BY REPRICING DATE

The following table sets forth the interest rate sensitivity by repricing date as of December 31, 2000:

                                                                   (000's, except percentages)
------------------------------------------------------------------------------------------------------------------------------
                                              One        Over         Over        Over
                                          Day and     One Day        Three    One Year       Over         Non-
                                         Floating    to Three    Months to     to Five       Five     Interest
                                             Rate      Months     One Year       Years      Years      Bearing           Total
------------------------------------------------------------------------------------------------------------------------------
Assets:
Loans                                    $392,453   $  78,439    $ 122,860    $328,523   $153,168    $      --      $1,075,443
Mortgage-backed securities                     --      87,102       40,835     170,589     67,796           --         366,322
Other securities                               --      76,379       26,778      89,257     93,763           --         286,177
Other earning assets                       37,221          --           --          --         --           --          37,221
Other assets                                   --      34,139           --          --         --       86,963         121,102
------------------------------------------------------------------------------------------------------------------------------
Total assets                              429,674     276,059      190,473     588,369    314,727       86,963       1,886,265
------------------------------------------------------------------------------------------------------------------------------
Liabilities and Equity:
Interest bearing deposits                 266,701     399,543      384,874     247,658      1,294           --       1,300,070
Other borrowed funds                           --       1,625       25,151      11,603    204,865           --         243,244
Corporation-Obligated mandatory
    redeemable capital securities of
    subsidiary trust                           --          --           --          --     20,000           --          20,000
Demand deposits                                --          --           --          --         --      189,417         189,417
Other liabilities                              --          --           --          --         --       15,657          15,657
Stockholders' equity                           --          --           --          --         --      117,877         117,877
------------------------------------------------------------------------------------------------------------------------------
Total liabilities and equity              266,701     401,168      410,025     259,261    226,159      322,951       1,886,265
------------------------------------------------------------------------------------------------------------------------------
Net interest rate sensitivity gap        $162,973   $(125,109)   $(219,552)   $329,108   $ 88,568    $(235,988)     $       --
==============================================================================================================================
Cumulative gap                           $162,973   $  37,864    $(181,688)   $147,420   $235,988    $      --      $       --
==============================================================================================================================
Cumulative gap to
    interest-earning assets                   9.1%        2.1%       (10.1)%       8.2%      13.1%          --%             --%
==============================================================================================================================

--------------------------------------------------------------------------------

Financial Ratios

Significant ratios of the Company for the periods indicated are as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                                          Year Ended December 31,
                                                                                        2000        1999        1998
---------------------------------------------------------------------------------------------------------------------
Earnings Ratios

Net income as a percentage of:

          Average earning assets                                                        1.15%       1.18%       1.04%
          Average total assets                                                          1.11%       1.13%       0.99%
          Average common stockholders' equity                                          18.93%      17.13%      13.15%
          Average total stockholders' equity                                           18.94%      17.14%      13.20%

Capital Ratios

Average total stockholders' equity to average total assets                              5.87%       6.59%       7.51%

Average total stockholders' equity, and Corporation-Obligated mandatory redeemable capital securities of subsidiary trust to
          average total assets                                                          7.01%       7.95%       9.16%

Average net loans as a multiple of average total stockholders' equity                    9.7         8.4         7.2

Leverage capital                                                                        7.12%       7.73%       9.13%

Tier I capital (to risk weighted assets)                                               10.97%      12.49%      14.97%

Total risk-based capital (to risk weighted assets)                                     11.93%      13.56%      16.12%

Other

Allowance for loan losses as a percentage of year-end loans                             1.04%       1.15%       1.22%

Loans (net) as a percentage of year-end total assets                                   57.01%      55.69%      56.06%

Loans (net) as a percentage of year-end total deposits                                 72.20%      80.30%      75.36%

Securities, including FHLB stock, as a percentage of year-end total
          assets                                                                       36.40%      37.69%      34.65%

Average interest-earning assets as a percentage of average interest-bearing
          liabilities                                                                 115.96%     117.40%     116.62%

Dividends per common share as a percentage of diluted earnings
          per common share                                                             26.96%      27.08%      30.43%
=====================================================================================================================